Exhibit 10.56

1350 DUANE AVENUE

LEASE

Between

DIGITAL 1350 DUANE, LLC

as Landlord

and

EQUINIX, LLC

as Tenant

Dated

March 27, 2014

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TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

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SCHEDULE “1”

CERTAIN DEFINED TERMS

“Common Area” shall mean all areas and facilities within the Project (excluding the Tenant Space) that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

“Common Operating Expenses” shall mean the following:

(1) All reasonable costs and expenses actually paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning and repairing the exterior surfaces (including painting) of all buildings located at the Project; (ii) maintenance of the liability, fire and property damage insurance covering the Common Areas of the Project and the row of parking in front of the Building within the Exclusive Parking Area (the “Front Row Parking Area”), as set forth on Exhibit “A” (carried by Landlord, but only to the extent customarily carried by landlords of comparable buildings and available at commercially reasonable rate (including the prepayment of premiums for coverage of up to one year, but only to the extent within the Term of this Lease); (iii) maintaining, repairing, operating and replacing when necessary utility facilities and other building service equipment providing service to the Common Area; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all Applicable Laws; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area and the Front Row Parking Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security to the Common Area. Notwithstanding the foregoing, if Landlord makes an expenditure for any of the above items of Common Operating Expenses which would be considered a capital expenditure under generally accepted accounting principles, consistently applied (“GAAP”), and such item has a cost greater than five percent (5%) of the current monthly Base Rent, then the cost thereof shall be amortized over a period equal to the useful life of such item and the amortized cost allocated to each calendar year during the term shall be included in Common Operating Expenses and prorated in equal monthly installments during each such calendar year.

(2) The reasonable costs actually paid or incurred by Landlord for the following: (i) Real Property Taxes (as defined below); (ii) the amount of any commercially reasonable “deductible” paid by Landlord with respect to damage caused by any Insured Peril (as defined below), not to exceed that portion of the deductible determined by multiplying the deductible by a fraction, the numerator of which is the number of full calendar months remaining in the then current Term and the denominator of which is the total number of full calendar months in the then current Term (in each such case, without regard to any Extension Term unless the same was exercised prior to the reimbursement obligation becoming due hereunder) (and if such deductible is greater than five percent (5%) of the current monthly Base Rent, then the cost thereof shall be amortized over the remaining current Term); (iii) that portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described in (1) above, that is fairly allocable to the Project;

(3) Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services, administrative fees or similar charges and included in Tenant’s Share of Common Operating Expenses shall not exceed nine tenths of one percent (0.9%) of the net monthly Base Rent payable by Tenant; and

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(4) Notwithstanding anything to the contrary in the foregoing, Common Operating Expenses shall not include any of the following: (i) payments on any loans or under any ground leases affecting the Project and any financing or refinancing costs associated with such loans; (ii) depreciation of any buildings or any major systems of building service equipment within the Project, amortization and other non-cash charges; (iii) expenses incurred in leasing or procuring new tenants (for lease commissions, advertising expenses and expenses of renovating space for new tenants); (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project; (v) any cost incurred in complying with Environmental Laws, which subject is governed exclusively by Section 6.3 of this Lease; (vi) expenses for repairs or other work covered, or required to be covered, by insurance; (vii) legal expenses incurred in enforcing the terms of any lease or arising out of any mortgage or ground lease affecting the Building or the Project; (viii) interest or amortization payments on any mortgage or loans or rental payments under any ground lease; (ix) the cost of any work or service performed for any tenant (including Tenant) at such tenant’s cost; (x) the cost of any work or services performed for any facility other than the Project; (xi) the cost of any items for which Landlord is actually reimbursed by insurance, any tenant or otherwise; (xii) net income taxes (including individual or business entity level), capital gains taxes, capital levies, inheritance taxes, gift taxes, transfer taxes, payroll taxes, franchise taxes and taxes personally owed by Landlord; (xiii) any charge for depreciation of the Building or any other part of the Project or equipment; (xiv) damage and repairs necessitated by the act of negligence or willful misconduct of any of the Landlord Parties; (xv) the cost of any alteration, additions, changes or decorations which are made in order to prepare space (including the Tenant Space) for tenant’s occupancy or any cash allowance in lieu thereof; (xvi) the cost of performing work or furnishing services to or for any tenant, other than Tenant, at Landlord’s expense, to the extent that such work or service exceeds or is more favorable than comparable work or service provided to Tenant at Landlord’s expense; (xii) the general overhead of Landlord and labor costs and all other compensation of all administrative personnel, officers, executives and staff members of Landlord or any Landlord Party above the grade of building manager, (xiii) brokerage commissions, legal costs, space planning or architectural or engineering fees, closing costs and similar costs incurred in connection with procuring tenants for the Project or entering into or extending or modifying any lease, including this Lease; (xix) advertising or promotional expenditures; (xx) the cost of any artwork including the acquisition or leasing of any artwork, as well as the costs of maintaining, insuring and securing the same; (xxi) legal or auditing fees, other than those reasonably incurred in connection with the maintenance and operation of the Project or in connection with the preparation of statements required pursuant to Additional Rent or lease escalation provisions; (xxii) any costs incurred to remove, remedy, contain or treat any Hazardous Materials in existence in or upon the Project prior to the Commencement Date (other than those that are placed by any of the Tenant Parties in or upon the Project), or which are placed by any of the Landlord Parties in or upon the Project; (xxiii) any material increase in insurance premiums to the extent the same is caused by or attributable to the use or occupancy of another tenant in the Building for purposes other than normal office use or telecommunications use; (xxiv) the cost of maintaining and repairing the roof structure, load bearing walls and foundation of the Building; (xxv) interest or fees, penalties or other costs due solely by reason of the late payment of real estate taxes (unless such late payment is caused by Tenant); (xxvi) except as otherwise expressly provided for herein, any other costs or expenses that under generally acceptable accounting principles, consistently applied, would not be considered normal maintenance, repair, management or operational expenses; (xxvii) any costs associated with maintenance that Tenant performs pursuant to Section 8.2 of this Lease; (xxviii) any insurance costs associated with the Building or any other building in the Project; (xxix) costs incurred by Landlord due to the violation by Landlord of Applicable Laws; and (xxx) amounts paid to Landlord or to Landlord’s subsidiaries or affiliates for services in or to the Project to the extent they exceed the charges for comparable services rendered by an unaffiliated third party of comparable skill, competence, stature and reputation.

“Digital” shall mean and refer to Digital Realty Trust, L.P., a Maryland limited partnership.

“Exterior Area” shall mean the areas outside the Building designated as “Exterior Area” as set forth on Exhibit “A”, attached hereto.

“Insured Peril” shall mean a peril actually insured against for which the insurance proceeds are sufficient (except for any “deductible” amount specified by such insurance and whether or not the insurance proceeds are received by Landlord) to restore the Project under then existing building codes, to the condition existing immediately prior to the damage or a peril required to be insured against hereunder.

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“Landlord Group” shall mean and refer to Landlord and its directors, officers, shareholders, members, employees, constituent partners, affiliates, beneficiaries and trustees.

“Landlord’s Actual Knowledge” or similar phrase shall mean and refer to the actual current knowledge, as of the Effective Date, of Richard J. Berk, Vice President of Digital Realty Trust, L.P. (the foregoing individual, being an employee of Digital Realty Trust, L.P., who would have direct and specific knowledge regarding the Project, but who shall not have the duty of additional investigation in connection with this Lease).

“Property” shall mean and refer to the Land, the Building, the area outside the Building designated as the “Exterior Area”, and the area outside of the Building designated as the “Exclusive Parking Area”, in each case, as shown on Exhibit “A”.

“Real Property Taxes” shall mean all taxes, assessments, levies and other governmental charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all existing or future general or special assessments for public improvements, services or benefits and any increases resulting from reassessments, in each case resulting from a change in ownership, new construction for benefit of Tenant or the common benefit of all tenants, or any other similar cause), now or hereafter imposed by any governmental or quasi-governmental authority having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, or the use of the parking areas, public utilities, or energy within the Project. In addition, to the extent levied in lieu of or as a substitution for Real Property Taxes, Real Property Taxes shall include taxes on the gross receipts, income or rentals from the Project or Landlord’s business of leasing the Project.

The term “Real Property Taxes” shall not include: (i) death, estate and inheritance taxes; (ii) gift taxes; (iii) transfer taxes; (iv) franchise taxes; (v) income taxes; (vi) capital levies; (vii) late payment charges and penalties; (viii) special assessments levied against other than the Project (assessments payable hereunder may be payable by Tenant in installments if the Landlord is permitted to do so); and (ix) real estate tax increases arising from a reappraisal of the Project or any portion thereof due solely to the sale or transfer of the same in connection with any transaction that is not at arm’s length. In addition, if the Project or any portion thereof is reassessed due to any transfer or conveyance of the same or any direct or indirect interest therein more than once during any ten (10) year period, and as a result thereof, the Real Property Taxes owed by Tenant hereunder are increased, Landlord shall pay to the appropriate taxing authority prior to delinquency the amount of such increase for the fiscal year in which the increase first becomes applicable and for each fiscal year thereafter (collectively, the “Excluded Increased Taxes”), and Tenant shall not be responsible therefor. By way of example only, if there is one transfer in year 3 and a second transfer in year 8, Real Property Taxes for which Tenant is responsible shall take into account the reassessment due to the first transfer, but Tenant shall not be responsible for any increases resulting from the reassessment due to the second transfer until from and after the date that is 10 years after the first transfer.

“Tenant Group” shall mean and refer to Tenant and its directors, officers, shareholders, members, employees, constituent partners, affiliates, beneficiaries and trustees.

“Tenant Space” shall mean and refer to the Property.

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1350 DUANE AVENUE

LEASE

This Lease (this “Lease”) is entered into as of the Effective Date (as set forth in Item 4 of the Basic Lease Information, below), by and between Landlord (as set forth in Item 1 of the Basic Lease Information, below) and Tenant (as set forth in Item 2 of the Basic Lease Information, below):

RECITALS

A. Landlord is the owner of the Land (as set forth in Item 14 of the Basic Lease Information, below). The Land is improved with, among other things, the Building.

B. Tenant desires to lease the Property from Landlord, and Landlord desires to lease the Property to Tenant during the Term (as set forth in Item 5 of the Basic Lease Information, below).

C. Unless otherwise specifically indicated to the contrary, all initially capitalized terms contained in this Lease shall have the meanings set forth on Schedule “1”, attached to this Lease.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree as follows:

BASIC LEASE INFORMATION

1. Landlord:	Digital 1350 Duane, LLC, a Delaware limited liability company (“Landlord”). Landlord represents that it has been validly formed or incorporated under the laws of the State of Delaware.

2. Tenant:	Equinix, LLC, a Delaware limited liability company (“Tenant”) Tenant represents that it has been validly formed or incorporated under the laws of the State of Delaware.

3. Tenant Addresses:

Tenant Address for Notices:

Equinix, LLC

c/o Equinix, Inc.

21731 Filigree Court

Ashburn, VA 20147

Attention: Real Estate

Facsimile No. (703) 840-5344

With a copy to:

Equinix, LLC

c/o Equinix, Inc.

One Lagoon Drive, 4th Floor

Redwood City, CA 94065

Attention: General Counsel (Real Estate)

Facsimile No. (650) 598-6913

Tenant Address for Invoice of Rent:

Equinix, LLC

c/o Equinix, Inc.

One Lagoon Drive, 4th Floor

Redwood City, CA 94065

Attention: Accounts Payable

Facsimile No: (650) 598-6913

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4. Effective Date/ Commencement Date: (a) Effective Date: (b) Commencement Date:	_________, 2014 (being the latest of the parties’ respective dates of execution, as set forth on the signature page of the Lease) (the “Effective Date”) October 1, 2014 (the “Commencement Date”).

5. Term:	One hundred eighty (180) months (commencing on the Commencement Date and expiring on the last day of the one hundred eightieth (180th) full calendar month thereafter) (the “Term”).

6. Extension Options/Extension Term:	Two (2) Extension Options (defined in Section 2.3.1 of the Standard Lease Provisions, below), each to extend the Term for an Extension Term (defined in Section 2.3.1 of the Standard Lease Provisions, below) of one hundred fourteen (114) months pursuant to Section 2.3, below.

7. Tenant Space:	Tenant Space means the Property.

8. Base Rent:

$823,333.33 NNN per month for months 1-12 of the Term.

$845,975.00 NNN per month for months 13-24 of the Term.

$869,239.31 NNN per month for months 25-36 of the Term.

$893,143.39 NNN per month for months 37-48 of the Term.

$917,704.84 NNN per month for months 49-60 of the Term.

$942,941.72 NNN per month for months 61-72 of the Term.

$968,872.62 NNN per month for months 73-84 of the Term.

$995,516.61 NNN per month for months 85-96 of the Term.

$1,022,893.32 NNN per month for months 97-108 of the Term.

$1,051,022.89 NNN per month for months 109-120 of the Term.

$1,079,926.02 NNN per month for months 121-132 of the Term.

$1,109,623.98 NNN per month for months 133-144 of the Term.

$1,140,138.64 NNN per month for months 145-156 of the Term.

$1,171,492.45 NNN per month for months 157-168 of the Term.

$1,203,708.50 NNN per month for months 169-180 of the Term.

9. Intentionally Deleted.	Intentionally Deleted.

10. Intentionally Deleted.	Intentionally Deleted.

11. Landlord’s Address for Notices:

Digital 1350 Duane, LLC

c/o Digital Realty Trust, L.P.

1100 Space Park Drive, Suite 104

Santa Clara, CA 95054-3417

Attn: Asset Manager

Facsimile No. (408) 387-8558

E-mail: leaseadministration@digitalrealtytrust.com

With copies to:

Digital Realty Trust, L.P.

1100 Space Park Drive, Suite 104

Santa Clara, CA 95054-3417

Attn: Asset Manager

Facsimile No. (408) 387-8558

And:

Stutzman, Bromberg, Esserman & Plifka, A Professional Corporation

2323 Bryan Street, Suite 2200

Dallas, TX 75201

Attention: Noah K. Hansford

Facsimile No. (214) 969-4999

E-mail: hansford@sbep-law.com

12. Landlord’s Address for Payment of Rent:

Automated Clearing House (ACH):

Bank:

Routing Number:

Account Number:

Account Name:

Regarding/Reference:

Wire Transfer:

Bank:

Routing Number:

SWIFT:

Account Number:

Account Name:

Regarding/Reference:

Check Payments:

Payee:

Mailing Address:

Digital 1350 Duane, LLC

P.O. Box 742251

Los Angeles, CA 90074-2251

Overnight Address:

Bank of America Lockbox Services #5195

P.O. Box 742251

CA9-705-01-03

1000 W. Temple St.

Los Angeles, CA 90012

Bank of America NT&SA

1850 Gateway Blvd.

Concord, CA 94520-3282

121000358

1459364392

Digital 1350 Duane, LLC

Tenant Account No., Invoice No.

Bank of America NT&SA

100 West 33rd Street

New York, NY 10001

026009593

BOFAUS3N

1459364392

Digital 1350 Duane, LLC

Tenant Account No., Invoice No.

Digital 1350 Duane, LLC

Contact Information: Director of Cash Management Digital Realty Trust Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 P: (415) 738-6509 F: (415) 848-9363

13. Brokers:

(a) Landlord’s Broker:	None.

(b) Tenant’s Broker:	None.

14. Land:	The land located at 1350 Duane Avenue, Santa Clara, California (the “Land”).

15. Building:	That certain two (2)-story building located on the Land containing approximately 160,000 square feet of rentable area in the Building.

16. Project:	The land and improvements consisting of two (2) building(s), the aggregate rentable area of which is 185,000 square feet, as depicted on Exhibit “A”, attached hereto, and as more particularly described on Exhibit “A-1”, attached hereto.

17. Tenant’s Proportionate Share: (a) Tenant’s Share: (b) Tenant’s Building Share:	86.49% 100.00%

18. Tenant’s Allocated Parking Stalls:	Approximately seventy-five (75) non-exclusive parking stalls in the Project, subject to Section 18.23 of this Lease.

This Lease shall consist of the foregoing Basic Lease Information, the provisions of the Standard Lease Provisions, below, Schedule “1”, above, and Exhibits “A” through “D”, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Basic Lease Information shall control.

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STANDARD LEASE PROVISIONS

1. LEASE OF TENANT SPACE.

1.1 Tenant Space. In consideration of the covenants and agreements to be performed by Tenant, and upon and subject to the terms and conditions of this Lease, Landlord hereby leases the Tenant Space to Tenant for the Term of this Lease.

1.2 Condition of Tenant Space. Tenant has inspected the Building and the Tenant Space and accepts the Tenant Space in its then-current condition on an “AS-IS, WHERE IS” basis, except as otherwise expressly set forth in this Lease. Landlord shall have no obligation to construct or install any improvements in (or on), or to make any other alterations or modifications to, the Tenant Space, except as otherwise expressly set forth in this Lease. Tenant acknowledges and agrees that, except as specifically set forth in this Lease, no representation or warranty (express or implied) has been made by Landlord as to the condition of the Land for the conduct of the Permitted Use, Tenant’s business or for any other purpose.

1.3 Intentionally Deleted.

1.4 No Rights to Relocate. Landlord shall have no right to relocate the Tenant Space.

1.5 Quiet Enjoyment; Access. Subject to all of the terms and conditions of this Lease, (a) Tenant shall quietly have, hold and enjoy the Tenant Space in conformity with the Permitted Use without hindrance from Landlord or any person or entity claiming by, through or under Landlord, and (b) Tenant shall have access to the Tenant Space twenty-four (24) hours per day, seven (7) days per week.

1.6 Intentionally Deleted.

2. TERM.

2.1 Term. The term of this Lease, and Tenant’s obligation to pay Rent under this Lease, shall commence on the Commencement Date and shall continue in effect for the Term of the Lease, as the same may be extended, or earlier terminated, in accordance with the express terms of this Lease.

2.2 Delivery of Tenant Space. Tenant is in possession of the Tenant Space on the Effective Date. As a result, Landlord shall be deemed to have delivered the Tenant Space to Tenant on the Commencement Date, as more particularly described below.

2.2.1 Prior Lease; Prior Sublease.

A. The parties acknowledge that (i) on the Effective Date, the Tenant Space is being leased by a tenant named Sprint Communications Company, L.P. (or an affiliate of the same; in any event, “Prior Tenant”; and the lease for which is referred to as the “Prior Lease”), which is scheduled to expire on September 30, 2014 (the “Prior Lease Scheduled Expiration Date”); and (ii) on the Effective Date, Tenant occupies the Tenant Space under and pursuant to a sublease agreement (the “Prior Sublease”), by and between Prior Tenant, as the sub-landlord, and Tenant (formerly known as Equinix Operating Co., Inc.), as the sub-tenant. Given that the Prior Lease is scheduled to expire on the Prior Lease Scheduled Expiration Date and there are no remaining extension rights under the Prior Lease, Landlord and Tenant have agreed to the Commencement Date of this Lease as the following day (i.e., October 1, 2014).

B. Section 2.2.1.A., above, notwithstanding, in the event that Prior Tenant has not completed its vacation and surrender of the Tenant Space by or before the Commencement Date, Landlord and Tenant hereby agree that (i) Landlord will provide Tenant written notice as soon as is practicable following the Commencement Date of such failure by Prior Tenant; (ii) the Commencement Date will be deemed to have been pushed out, as Tenant’s sole and exclusive remedy, until such vacation and surrender has occurred; and (iii) Landlord will provide Tenant written notice of such completion promptly following the occurrence of same (in which case, the date set forth in such notice will be the actual Commencement Date for this Lease). The foregoing notwithstanding, Landlord and Tenant agree that during such period of delinquent surrender and vacation, Tenant will be permitted to remain in the Tenant Space prior to the Commencement Date on the basis of the Prior Sublease, until the actual occurrence of the Commencement Date.

C. For the avoidance of doubt, Tenant acknowledges that Landlord shall have no obligation to repair and restore the Tenant Space upon the Commencement Date. Accordingly, all improvements constructed in the Tenant Space by Prior Tenant under the Prior Lease or by Tenant pursuant to the Prior Sublease (the “Tenant Improvements”), shall be Tenant’s Property.

D. If the Prior Lease terminates prior to the Prior Lease Scheduled Expiration Date, then Landlord agrees that Tenant may assume Prior Tenant’s rights and obligations accruing thereafter under the Prior Lease, as if Tenant were the tenant under the Prior Lease applicable to the period occurring from and after the date of such assumption. Accordingly, Tenant’s possession of the Tenant Space shall not be disturbed by Landlord unless Tenant defaults under the Prior Lease after applicable notice and cure periods and so long as Tenant agrees to attorn to Landlord and pay the base rent and additional rent due under the Prior Lease directly to Landlord. Accordingly, Tenant shall lease the Tenant Space pursuant to the Prior Lease until the Prior Lease Scheduled Expiration Date, at which point Tenant shall lease the Tenant Space pursuant to this Lease, without any lapse in possession of the Tenant Space. For the avoidance of doubt, all of Prior Tenant’s furniture, fixtures, equipment and other personal property currently located within the Tenant Space and all improvements performed to the Tenant Space by or for Prior Tenant (in each case as of the Effective Date hereof) shall, at no charge to Tenant, be left at the Tenant Space by Prior Tenant and Landlord for the benefit of Tenant, and Tenant shall have the right to use all such personal property and improvements to the same extent as if Tenant had brought such personal property and/or improvements unto the Tenant Space, but in each case expressly excluding any Hazardous Materials used, stored or otherwise introduced to the Building or elsewhere in the Tenant Space prior to the Commencement Date (other than those used, stored or otherwise introduced to the Tenant Space by Tenant or Tenant’s agents or employees).

2.3 Extension Options.

2.3.1 Subject to and in accordance with the terms and conditions of this Section 2.3, Tenant shall have the number of options (each, an “Extension Option”) specified in Item 6 of the Basic Lease Information to extend the Term of this Lease with respect to the entire Tenant Space, each for an additional term of one hundred fourteen (114) calendar months (collectively the “Extension Terms”, each an “Extension Term”), upon the same terms, conditions and provisions applicable to the then current Term of this Lease (except as provided otherwise herein). The monthly Base Rent payable with respect to the Tenant Space for each year of the Extension Term (the “Option Rent”) shall continue to be increased hereunder as of each October 1 of each year to be equal to 102.75% of the Base Rent payable for the immediately preceding month of the Term of the Lease, as extended.

2.3.2 Tenant may exercise each Extension Option only by delivering to Landlord a written notice (an “Option Exercise Notice”) at least six (6) calendar months (and not more than twelve (12) calendar months) prior to the then applicable expiration date of the Term, specifying that Tenant is irrevocably exercising its Extension Option so as to extend the Term of this Lease by an Extension Term on the terms set forth in this Section 2.3. In the event that Tenant shall duly exercise an Extension Option, the Term shall be extended to include the applicable Extension Term (and all references to the Term in this Lease shall be deemed to refer to the Term specified in Item 5 of the Basic Lease Information, plus all duly exercised Extension Terms). In the event that Tenant shall fail to deliver an Option Exercise Notice within the applicable time period specified herein for the delivery thereof, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable expiration date of the Term shall terminate and shall be of no further force or effect.

2.3.3 Tenant shall have the right to exercise any Extension Option only with respect to the entire Tenant Space leased by Tenant at the time that Tenant delivers an Option Exercise Notice. If Tenant duly exercises an Extension Option, Landlord and Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of an Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers an Option Exercise Notice or on the date on which the Extension Term is scheduled to commence there shall be an uncured Event of Default by Tenant under this Lease.

3. BASE RENT AND OTHER CHARGES.

3.1 Base Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord base rent (the “Base Rent”) for the Tenant Space in accordance with Item 8 of the Basic Lease Information and the Commencement Date Notice. All such Base Rent shall be paid to Landlord in monthly installments in advance on the first day of each and every month throughout the Term of this Lease. Tenant shall not pay any installment of Rent (defined in Section 3.4, below) more than one (1) month in advance.

3.2 Common Operating Expenses. As Additional Rent (defined in Section 3.4, below), Tenant shall pay Tenant’s Share (specified in Item 17 of the Basic Lease Information) of all Common Operating Expenses (defined in Schedule “1”); provided, however, Tenant shall pay Tenant’s Building Share (specified in Item 17 of the Basic Lease Information) of all Common Operating Expenses fairly allocable to the Tenant Space and paid with respect to the maintenance, repair and replacement of the Tenant Space. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within forty-five (45) days after receipt of a detailed, itemized written statement therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant’s Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant, Landlord’s reasonable estimate of the Common Operating Expenses it anticipates will be paid or incurred for the Landlord’s fiscal year in question (Landlord may adjust such estimate periodically if necessary but not more frequently than twice per calendar year); (ii) during such Landlord’s fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of monthly Base Rent; and (iii) within 90 days after the end of each Landlord’s fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord’s fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or Tenant as the case may require, within forty-five (45) days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant’s Share of all Common Operating Expenses for such Landlord’s fiscal year and no more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect and audit Landlord’s books and records as they relate to Common Operating Expenses. Such inspection must be within one (1) year after Tenant’s receipt of Landlord’s annual statement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection. The Landlord’s books and records will be kept in accordance with generally accepted accounting principles consistently applied. If Tenant’s audit of the books and records shows that Tenant’s share of the Common Operating Costs was five percent (5%) or more below the amount appearing on the statement, then Landlord will pay Tenant’s reasonable costs of conducting the audit (either for internal or outside auditors), and will immediately refund the amount of any overpayment to Tenant.

3.3 Real Property Taxes. Tenant shall have the right at any time to contest on behalf of Landlord, or to cause Landlord to contest, the validity or amount, in whole or in part, of any Real Property Taxes levied and assessed against the Building and/or the Project by appropriate proceedings timely instituted, provided that in the first instance Tenant gives Landlord written notice of its intention to contest and diligently prosecutes such contest and at all times effectively stays or prevents any official or judicial sale of the Building and the land by reason of nonpayment of its proportionate share of any Real Property Taxes. Landlord shall fully cooperate with Tenant in all reasonable ways to contest any Real Property Taxes and provided further that, if any lien arises from such contest, Tenant shall immediately cause the lien to be discharged or shall provide Landlord with additional security which in form and substance is reasonably satisfactory to Landlord to discharge such lien if necessary. If successful, the cost of such contesting (not to exceed the amount of any savings actually received) shall be prorated among all tenants of the Building and/or the Project who shall pay their proportionate share of such cost through Common Operating Expenses.

3.4 Payments Generally. Base Rent, all forms of Additional Rent (defined in this Section 3.4, below) payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as “Rent”), (ii) be payable to Landlord when due without any prior notice or demand therefor in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically provided otherwise herein), and (iii) be payable to Landlord at the address of Landlord specified in Item 12 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant). No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit, or a final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment. No partial payment by Tenant shall be deemed to be other than on account of the full amount otherwise due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall be entitled to accept such payment without compromise or prejudice to any of the rights of Landlord hereunder or under any Applicable Laws (defined in Section 6.3.1, below). In the event that the Commencement Date or the expiration of the Term (or the date of any earlier termination of this Lease) falls on a date other than the first or last day of a calendar month, respectively, the Rent payable for such partial calendar month shall be prorated based on a per diem basis. For purposes of this Lease, all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute “Additional Rent.”

3.5 Late Payments. Tenant hereby acknowledges and agrees that the late payment by Tenant to Landlord of Base Rent or Additional Rent (or any other sums due hereunder) will cause Landlord to incur administrative costs not contemplated under this Lease and other damages, the exact amount of which would be extremely difficult or impractical to fix. Landlord and Tenant agree that if Landlord does not receive any such payment on or before the date that is five (5) days after the date on which such payment is due (a “Late Charge Delinquency”), Tenant shall pay to Landlord, as Additional Rent, (i) a late charge (“Late Charge”) equal to five percent (5%) of the amount overdue to cover such additional administrative costs and damages, and (ii) interest on all such delinquent amounts at an interest rate (the “Default Rate”) equal to the lesser of (a) one and one-half percent (1 1⁄2%) per month or (b) the maximum lawful rate from the date of the Late Charge Delinquency until the date the same are paid. In no event, however, shall the charges permitted under this Article 3 or elsewhere in this Lease, to the extent the same are considered to be interest under Applicable Law, exceed the maximum lawful rate of interest. Landlord’s acceptance of any Late Charge, or interest pursuant to this Section 3.5, shall not be deemed to constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or under any Applicable Laws. Notwithstanding anything herein to the contrary, Landlord agrees to waive the default interest and late charges for one (1) late payment hereunder during any consecutive twelve (12) calendar month period during the Term, provided such late payment is paid in full within five (5) business days after written notice to Tenant of such failure.

3.6 Utilities. Commencing on the Commencement Date, Tenant shall timely pay for all utilities (including, but not limited to, electricity, water and sewage service) provided to and/or used in the Tenant Space. Tenant shall be required to contract directly with all utility providers for the provisioning of utilities, including electrical power, to the Tenant Space, and shall make timely payments directly to each such utility provider. Tenant agrees (1) to provide Landlord with evidence of such payments, within thirty (30) days of delivery of a written request therefor from Landlord; and (2) at no time may Tenant reduce the amount of electrical power that is committed to the Property by any electrical utility provider without Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed.

4.	TAXES – EQUIPMENT; TAXES – OTHER.

4.1 Taxes – Equipment. Tenant shall be liable for and shall pay at least before delinquency all governmental fees, taxes, tariffs and other charges levied directly or indirectly against any personal property, fixtures, machinery, equipment, apparatus, systems, connections, interconnections and appurtenances located in, or used by Tenant in or in connection with, the Tenant Space (“Taxes – Equipment”; individually, a “Tax – Equipment”).

4.2 Taxes – Other. Tenant shall pay to Landlord, as Additional Rent and within thirty (30) days of Landlord’s demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant, all excise, sales, privilege or other tax, assessment or other charge (other than income taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of (i) the Rent (and other amounts) payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority, (ii) this Lease, Landlord’s business as a lessor hereunder, and/or the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Tenant Space (including, without limitation, any applicable possessory interest taxes), (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Tenant Space, or (iv) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder (collectively, the “Taxes – Other”; individually a “Tax – Other”); provided however that, if there is any tax, assessment or charge, which would otherwise be included within the foregoing definition of Taxes – Other that is, wholly or in part, imposed as a substitute tax, assessment or charge for Real Property Taxes , such Tax – Other will be considered a Real Property Tax to the extent that such tax, assessment or charge is imposed as a substitute for any Real Property Taxes.

4.2.1 Landlord hereby represents and warrants to Tenant, to the best of Landlord’s Actual Knowledge (defined in Section 6.3.2.1, below), that there are no Taxes – Other assessed against Landlord as of the Effective Date other than the City of Santa Clara Business Tax License Fee.

5. INTENTIONALLY DELETED.

6. PERMITTED USE; COMPLIANCE WITH APPLICABLE LAWS; HAZARDOUS MATERIALS.

6.1 Permitted Use. Tenant shall use the Tenant Space only in accordance with Applicable Laws for the installation, placement, operation and maintenance of computer, switch and/or communications equipment and connections, and in any case for all purposes necessary or appropriate for datacenter, colocation facility and/or telecommunications center purposes (including without limitation office uses, whether or not such office uses are associated with Tenant’s datacenter, colocation and/or telecommunications uses, and other reasonably associated uses, including storage) (collectively, the “Permitted Use”) . Any other use of the Tenant Space is subject to Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

6.1.1. Landlord hereby grants to Tenant the exclusive right (i) to use all vaults, conduits, cables, wiring, telecommunications closets and building entrance links in the Building which serve only the Building; (ii) to install conduits and piping for communications wiring to interconnect with other carriers and interconnect Tenant’s telecommunications equipment throughout the Tenant Space and elsewhere in the Project; (iii) to connect Tenant’s emergency generators to the (a) fuel tanks, (b) Tenant Space and (c) Tenant’s telecommunications equipment throughout the Tenant Space and elsewhere in the Project; and (iv) to connect the Tenant’s HVAC units to the Tenant Space and Tenant’s telecommunications equipment throughout the Tenant Space and elsewhere in the Project. All such conduits and piping installed by Tenant shall be paid for by Tenant and shall at all times be the exclusive property of Tenant, subject to the right of Tenant to leave said items after the expiration or earlier termination of this Lease, pursuant to this Lease. Tenant also shall have the non-exclusive right to use the two vaults at the Project, which are existing as of the date hereof and are located outside of the Tenant Space, in common with other tenants of the Project. Tenant shall, subject to applicable reasonable security measures and access controls, have reasonable supervised access to such shared vaults 24-hours a day, 7-days a week, and, if requested by Tenant, Landlord shall reasonably cooperate with Tenant to implement reasonable security measures and access controls with respect to such shared vaults; provided that such access is requested at commercially reasonable times, and subject to Landlord obtaining all approvals from any interested parties and coordinating access and security measures with such interested parties.

6.2 Further Assurances. Landlord agrees to reasonably cooperate with Tenant with regard to Tenant’s need for easements and/or other entitlements regarding the Tenant Space (whether as to construction, alteration and/or operation), including entering into reasonable easement and/or entitlement documentation for such purposes. Landlord and Tenant agree that Landlord shall not charge Tenant any additional Base Rent or other charges related to such documents, except that Landlord shall be entitled to be reimbursed by Tenant for its legal fees in accordance with (and subject to) the terms of Section 18.3, below, and Landlord shall be entitled to be reimbursed (within thirty (30) days after Tenant’s receipt of an invoice from Landlord for same) for any other actual third party out of pocket costs necessarily incurred by Landlord (e.g., fees charged by the applicable governmental entity or utility company) in effectuating such documents.

6.3 Compliance with Laws; Hazardous Materials.

6.3.1 Compliance with Laws. Tenant, at Tenant’s sole cost and expense, shall timely take all action required to cause the Tenant Space, all Alterations and Tenant’s (and all other Tenant Parties’) use of the Tenant Space to comply at all times during the Term of this Lease in all respects with all laws, ordinances, building codes, governmental regulations (including the Americans with Disabilities Act), orders and directives of any governmental authority having jurisdiction (including without limitation any post-Commencement Date certificate of occupancy), and all covenants, conditions and restrictions affecting the Property now or in the future applicable to the Tenant Space and with all rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function (collectively, “Applicable Laws”), but only to the extent such Applicable Laws apply to the Tenant Space and are required to be complied with at the Tenant Space (and, for example, not grandfathered). Additionally, Tenant shall not use the Tenant Space, or permit the Tenant Space to be used, in any manner, or do or suffer any act in or about the Tenant Space which: (i) violates or conflicts with any Applicable Law; (ii) causes or is reasonably likely to cause damage to the Property, the Building, the Tenant Space or the Building and/or Property systems and equipment, including, without limitation, all fire/life safety, electrical, HVAC, plumbing or sprinkler, mechanical, and telecommunications systems and equipment (collectively, the “Building Systems”); (iii) will invalidate or otherwise violates a requirement or condition of any fire, extended coverage or any other insurance policy covering the Property, the Building, and/or the Tenant Space, or the property located therein, or will increase the cost of any of the same (unless Tenant shall agree in writing to pay any such increase to Landlord immediately upon demand as Additional Rent) (provided that this sub-part (iii) shall not serve to prohibit the Permitted Use if certain insurance policies cease to be generally available at commercially reasonable rates due to a risk that is indigenous to datacenters, in general (e.g., if insurance providers generally determined to raise the premiums for property insurance for datacenter buildings up to a prohibitively expensive level due to a perceived increased threat of terrorism with regard to such properties, the inability to obtain such insurance at a commercially reasonable rate would not be deemed to create a prohibition against the operation of the Tenant Space for the Permitted Use); (iv) amounts to (or results in) the commission of waste in the Tenant Space, the Building or the Property; or (v) is other than the Permitted Use. Tenant shall be responsible for any losses, costs or damages in the event that unauthorized parties gain access to the Tenant Space or the Building through access cards, keys or other access devices provided to Tenant by Landlord. Tenant shall promptly upon demand reimburse Landlord as Additional Rent for any additional premium charged for any insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 6.3.1.

6.3.1.1 Landlord hereby represents and warrants that, to the best of Landlord’s Actual Knowledge, as of the Effective Date, the Tenant Space is not in violation of any Applicable Law.

6.3.2 Hazardous Materials.

6.3.2.1 No Hazardous Materials (defined below) shall be Handled (defined below) upon, about, in, at, above or beneath the Tenant Space or any portion of the Building or the Project by or on behalf of Tenant, its Transferees (defined in Section 10.1, below) or partners, or their respective contractors, clients, officers, directors, partners, employees, servants, representatives, licensees, agents, or invitees (collectively, the “Tenant Parties”). Additionally, Tenant shall not use the Tenant Space, or permit the Tenant Space to be used, in any manner which may directly or indirectly lead to any non-compliance with any Environmental Law. Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of the Permitted Use may be used at the Tenant Space without Landlord’s prior written consent, but only in compliance with all applicable Environmental Laws (defined below). Notwithstanding the foregoing, Tenant shall not have any liability (and shall not be required to remediate any condition) relating to Hazardous Materials which existed in, upon or under the Tenant Space as of the Commencement Date, except for any of same that were placed (and/or resulted from conditions caused ) by Tenant or any other Tenant Party.

6.3.2.2 No Hazardous Materials (defined below) shall be Handled upon, about, in, at, above or beneath the Tenant Space or any portion of the Building or the Project by or on behalf of Landlord or Landlord’s partners, or their respective contractors, clients, officers, directors, partners, employees, servants, representatives, licensees, agents, or invitees (collectively, the “Landlord Parties”). Additionally, Landlord shall not use the Building, or permit the Building or portions thereof to be used, in any manner which may directly or indirectly lead to any non-compliance with any Environmental Law.

6.3.2.3 Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the operation of the Building and/or otherwise by occupants and/or owners of the Building, and/or that would otherwise be consistent with Institutional Owner Practices (defined below in Section 8.3,) may be used at the Building, but only in compliance with all applicable Environmental Laws. “Environmental Laws” shall mean and include all now and hereafter existing Applicable Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. “Hazardous Materials” shall mean and include: (1) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (“PCBs”); (iv) asbestos, asbestos-containing materials or presumed asbestos-containing materials (collectively, “ACM”); (v) which is radioactive; (vi) which is infectious; or (2) any other material or substance displaying toxic, reactive, ignitable, explosive or corrosive characteristics, and are defined, or become defined by any Environmental Law. “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

6.3.2.4 Landlord, to the best of its knowledge, hereby represents to Tenant that as of the Effective Date, the Tenant Space, the Building and the Project do not contain any Hazardous Materials, except for those disclosed in the Phase I Environmental Site Assessment of the Project, dated July 24, 2009, prepared by QORE, Inc. (a complete and true copy of which report was furnished to Tenant prior to the date hereof).

7. UTILITY INTERRUPTIONS. Except to the extent caused by the active gross negligence or willful misconduct of Landlord or any other member of the Landlord Group, Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility provided electric service is changed, is no longer available, or is no longer suitable for Tenant’s requirements. Additionally, except as set forth in Section 14.2.2 below, no interruption or malfunction of any electrical or other utility service or equipment (including, without limitation, heating ventilation and air conditioning, collectively, “HVAC”) at the Building or the Property shall, in any event, (i) constitute an eviction or disturbance of Tenant’s use and possession of the Tenant Space, (ii) constitute a breach by Landlord of any of Landlord’s obligations under this Lease, (iii) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant’s obligations under this Lease (including the obligation to pay Base Rent, Additional Rent, or other charges), (iv) grant Tenant any right of setoff or recoupment, (v) provide Tenant with any right to terminate this Lease, or (vi) make Landlord liable for any injury to or interference with Tenant’s business or any punitive, incidental or consequential damages (of any type), whether foreseeable or not, whether arising from or relating to the making of or failure to make any repairs, alterations or improvements, or whether arising from or related to the provision of or failure to provide for or to restore any service in or to any portion of the Building or the Property.

8. MAINTENANCE; ALTERATIONS; REMOVAL OF TENANT’S PERSONAL PROPERTY.

8.1 Landlord’s Maintenance. Landlord, at Landlord’s sole cost and expense (subject to reimbursement by Tenant as provided elsewhere in this Lease), shall repair, maintain and operate the Common Area and repair and maintain the cosmetic features (e.g., paint) of the exterior and surfaces of the buildings located on the Project and the paved surfaces of the parking lots (including, without limitation, the Front Row Parking Area, but excluding any other portion of the Exclusive Parking Area) so that the same are kept in good order and repair. If there is building service equipment and/or utility facilities serving portions of the Common Area and/or both the Tenant Space and other parts of the Project, Landlord shall maintain and operate (and replace when necessary) such equipment (subject to reimbursement by Tenant as provided elsewhere in this Lease). Landlord, at Landlord’s sole cost and expense not subject to reimbursement by Tenant, shall repair and maintain the roof, structure, load bearing walls and foundation of the Building. Landlord shall not be responsible for repairs required by a fire or other casualty or for damage caused to any part of the Project by any act or omission of Tenant or any Tenant Party except as otherwise required by Article 9 hereof. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord. The areas of the Project for which Landlord is assigned the obligation to repair and maintain, pursuant to this Section 8.1, are referred to herein as “Landlord’s Repair Obligations”.

8.2 Tenant’s Maintenance. Except as otherwise provided in Section 6.3, Section 8.1, Article 9, Section 14.2 and Article 16 hereof, Tenant, at Tenant’s sole cost and expense, shall be responsible for the following during the Term of the Lease:

8.2.1 Tenant shall clean and maintain in good order, condition and repair and replace when necessary the Building and every part thereof, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all compressors, chillers, ducts pipes, vents or other parts of the HVAC or plumbing system; (ii) all light fixtures and the surfaces and coverings of all interior walls, floors and ceilings: (iii) all windows, doors, entrances, plate glass, signs, and showcases; (iv) all electrical facilities and all equipment (including generators, panels, transformers, switchgear, lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); (v) any automatic fire extinguisher equipment and sprinklers in the Building; (vi) the roof membrane of the Building; and (vii) the Exclusive Parking Area (but expressly excluding the Front Row Parking Area).

8.2.2 With respect to utility facilities serving the Building (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Tenant Space, including all such facilities that are within the walls or floor, or on the roof of the Tenant Space, and any part of such facility that is not within the Tenant Space, if such facility serves only the Tenant Space and is not the responsibility of, or under the control of a third party. Tenant shall replace any damaged or broken glass in the Tenant Space (including all interior and exterior doors and windows) with glass of like kind, size and quality. Tenant shall repair any damage to the Building (excluding the exterior surfaces, but including exterior doors and windows) caused by vandalism or any unauthorized entry

8.2.3 Tenant shall maintain, repair and replace when necessary all HVAC equipment which services only the Building, and shall keep the same in good condition through regular inspection and servicing.

8.2.4 All repairs and replacements required of Tenant shall be promptly made with new, or like-new materials of like kind and quality. Notwithstanding anything herein to the contrary, the decision of whether any component should be repaired or replaced shall, except in connection with Landlord’s self-help right, described below in this Section 8.2, be made by Tenant in Tenant’s sole and absolute discretion. If the work affects the structural parts of the Building, then Tenant shall comply with the provisions of Section 8.3 below. The areas of the Property for which Tenant is assigned the obligation to repair and maintain, pursuant to this Section 8.2, are referred to herein as “Tenant’s Repair Obligations”. Notwithstanding anything herein to the contrary, (a) Tenant’s Repair Obligations are limited to returning the Building and other areas for which Tenant is assigned the obligation to repair and maintain to substantially the same condition as when received at the commencement of the Prior Sublease, ordinary wear and tear, and damage due to Casualty and Taking (other than damages for which restoration would be required to be consistent with the Casualty Restoration Standard under Article 9 hereof), excepted (the result of which is that, if Tenant can meet the preceding standard merely by “maintenance and repair”, Tenant shall not be deemed to have been required to “replace” any of such improvements); and (b) Tenant shall not be required to replace any equipment, systems or components of the Tenant’s Property or Alterations; provided, however, that in connection with the Section 8.4 series, below, Tenant’s abandonment (i.e., non-removal) of elements of Tenant’s Property or Alterations that are materially damaged or inoperable shall, for the purposes of the Section 8.4 series analysis, be treated as Tenant’s Personal Property-Required Removal.

8.2.5 Tenant may elect, at Tenant’s sole cost and expense, to assume responsibility for (i) the landscaping of the Tenant Space, (ii) trash removal, and (iii) the maintenance, repair and replacement of exterior lighting as it relates to the Tenant Space (collectively, “Tenant’s Maintenance Option”). Accordingly, if Tenant exercises Tenant’s Maintenance Option, which exercise must be for all of the items that are included under “Tenant’s Maintenance Option”, then (i) Tenant shall not be obligated to pay Tenant’s Proportionate Share of Common Operating Expenses as it relates to the foregoing maintenance obligations and (ii) Tenant shall obtain Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed) of any contractors that Tenant intends on hiring to perform the obligations required under Tenant’s Maintenance Option. Tenant shall exercise Tenant’s Maintenance Option by written notice to Landlord, which notice shall indicate that Tenant is exercising Tenant’s Maintenance Option as it relates to all of the items that are listed under “Tenant’s Maintenance Option.” Accordingly, Landlord shall have no further responsibility for the maintenance items that are included under Tenant’s Maintenance Option following Landlord’s receipt of such notice from Tenant. As it relates to landscaping of the Tenant Space, Tenant shall obtain Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed) for (i) any material alterations of existing landscaping (e.g. removal of existing landscaping versus pruning of trees) and (ii) any material installation of landscaping (e.g. planting trees versus replacing flowers).

8.2.6. If Tenant fails to perform its covenants of maintenance and repair hereunder, and if such failure shall continue after thirty (30) days written notice to Tenant (or such additional time as may be reasonably required for Tenant to effectuate such cure), then Landlord may, but shall not be obligated to, perform all necessary or appropriate maintenance and repair, and any third party out-of-pocket amounts reasonably expended by Landlord in connection therewith, plus an administrative charge of five percent (5%) of such amounts, shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord’s demand therefor.

8.3 Alterations. Notwithstanding any provision in this Lease to the contrary, Tenant shall not make or cause to be made any alterations, additions, improvements or replacements to the Tenant Space or any other portion of the Building or Property (collectively, “Alterations”) without the prior written consent and approval of Landlord, which consent and approval may not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord’s consent shall not be required for any usual and customary installations, repairs, maintenance, and removals of equipment and telecommunication cables within the Tenant Space if and to the extent that such installations, repairs, maintenance, and removals (i) are usual and customary within the industry, and (ii) will not materially adversely affect the Building’s structure. For example, Landlord’s consent would not be required for the configuration and placement of overhead ladder racks that are usual and customary in datacenters even if attached to the ceiling. For purposes hereof, “Institutional Owner Practices” shall mean practices that are consistent with the practices of the majority of the institutional owners of institutional grade, first-class datacenter or telecommunications projects in the United States of America. Landlord and Tenant acknowledge and agree that Tenant may elect, in Tenant’s sole and absolute discretion, to either (a) leave all Alterations as part of the Tenant Space upon the expiration or earlier termination of this Lease in good and operable condition, ordinary wear and tear, and damage due to Casualty and Taking (other than damages for which restoration would be required to be consistent with the Casualty Restoration Standard under Article 9 hereof), excepted, or (b) remove (and/or restore, as applicable) any Alteration at any time prior to the expiration or earlier termination of this Lease, provided that such Alteration is completely removed and the portion of the Building from which the Alteration is removed is fully restored back to substantially the same condition it was prior to the installation of same, ordinary wear and tear, and damage due to Casualty and Taking (other than damages for which restoration would be required to be consistent with the Casualty Restoration Standard under Article 9 hereof), excepted. Additionally, Landlord and Tenant agree that Landlord shall provide its consent (or objections) with regard to Tenant’s requests for Alterations consent within ten (10) business days after Landlord’s receipt of such request. In the event that Landlord has failed to provide its consent (or objections) within the prescribed ten (10) business day period, Landlord will be deemed to have consented with regard to such request for Alterations consent; provided that (i) such request for Alterations consent contains the phrase “DATED MATERIAL ENCLOSED. RESPONSE IS REQUIRED WITHIN TEN BUSINESS DAYS AFTER LANDLORD’S RECEIPT HEREOF”, in all capital letters (no smaller than sixteen (16) point font) in a conspicuous location inside the package in which such request for Alterations consent is provided to Landlord; (ii) such request for Alterations consent contains three (3) full sets of drawings (two full size hard copies, and one full set of drawings on CD); and (iii) in the event that Landlord has not responded within the applicable notice period, Tenant agrees to provide Landlord one (1) additional written notice and one (1) additional business day in which to respond, prior to such deemed approval taking effect. The foregoing notwithstanding, if the Alterations consent request is received by Landlord after month 12 of the Term, and if Landlord engages a third party engineer to review Tenant’s request for Alterations consent (and Landlord shall notify Tenant within five (5) business days of receiving Tenant’s request for Alterations whether such outside engineering review will be commissioned), Landlord shall provide its consent (or objections) with regard to Tenant’s requests for Alterations consent within fifteen (15) business days after Landlord’s receipt of such request.

8.4 Removal of Tenant’s Improvements and Personal Property. Each of Tenant and Landlord agrees that (a) Tenant may elect, in Tenant’s sole and absolute discretion, to either leave any of Tenant’s Property – Permitted Removal (defined in Section 8.4.1, below) as part of the Tenant Space upon the expiration or earlier termination of this Lease, or remove (and restore any damage caused by such removal) any of Tenant’s Property – Permitted Removal at any time prior to the expiration or earlier termination of this Lease, and (b) Tenant shall be required to remove all of Tenant’s Personal Property – Required Removal (defined in Section 8.4.1, below) from the Tenant Space prior to the expiration or earlier termination of this Lease, and restore any damage caused by such removal, at any time prior to the expiration or earlier termination of this Lease. For the avoidance of doubt, Tenant acknowledges and agrees that, as it relates to any item of Tenant’s Property that is removed, the entire item must be removed and the area upon which such item was located must be properly and completely restored (e.g., if Tenant chooses to remove a generator that is part of Tenant’s Property – Permitted Removal, (a) the generator and the connecting lines must be properly de-commissioned and completely removed in their respective and total entirety by a licensed electrician, and (b) the fuel tank(s) must be completely removed (and the land upon which the fuel tank(s) was located remediated, as necessary) by a technician/contractor who is properly licensed to conduct such removal and remediation in accordance with all applicable Environmental Laws). For the further avoidance of doubt, Landlord and Tenant acknowledge and agree that an item of Tenant’s Property having the status of “Tenant’s Property – Permitted Removal” or that of “Tenant’s Personal Property – Required Removal” shall not be deemed, in and of itself, to modify Tenant’s obligations under this Lease, as it relates to such items of Tenant’s Property (i.e., if one of Tenant’s fuel tanks develops a leak, Tenant retains the obligation, under Section 6.3.2.1 and Section 8.2, to cause the fuel tank to be repaired and the land upon which the fuel tank(s) was located to be remediated, notwithstanding such item’s status as an item of “Tenant’s Property – Permitted Removal” and/or Tenant’s decision not to remove the same at the expiration of the Term of this Lease).

8.4.1 Defined Terms (Tenant’s Property).

8.4.1.1 For purposes hereof, the term “Tenant’s Property” shall mean, collectively, all Alterations, fixtures, cable, wiring, connecting lines, and other installations, equipment or property (including, without limitation, cabinets, racks and cable trays) installed or placed by, for, through, under or on behalf of Tenant or any Tenant Party anywhere in the Building and/or the Tenant Space [other than equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group]. Additionally, for the purposes of clarity, the parties acknowledge that Tenant’s Property includes all equipment or property [other than equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group] installed and/or placed anywhere in the Building and/or the Tenant Space by any party specifically and solely in order to provide any service to Tenant or any Tenant Party (e.g., data storage/archiving and data recovery type equipment that is utilized by or for Tenant or any Tenant Party in the Tenant Space, but which is actually owned by a third party, other than Landlord or any other member of the Landlord Group).

8.4.1.2 For the purposes hereof, the term “Tenant’s Personal Property-Required Removal” shall mean and refer to the following items of Tenant’s Property: all cable, wiring, connecting lines, cabinets, racks and cable trays.

8.4.1.3 For the purposes hereof, the term “Tenant’s Property-Permitted Removal” shall mean and refer to all items of Tenant’s Property that are not Tenant’s Personal Property – Required Removal, including: generators, HVAC equipment, UPSs and PDUs.

8.4.2 Standards and Timing of Removal. As it relates to all items of Tenant’s Property that are removed (whether such removal is required or chosen, pursuant to Section 8.4.1, above), Tenant shall, at Tenant’s sole cost and expense, promptly cause such removal to occur, and shall cause those portions of the Building and/or the Tenant Space that are damaged by such removal (or by the initial installation) of such Tenant’s Property to substantially the same condition that existed immediately prior to the installation or placement of such items, ordinary wear and tear, and damage due to Casualty and Taking (other than damages for which restoration would be required to be consistent with the Casualty Restoration Standard under Article 9 hereof), excepted. In that regard, if Tenant fails to promptly and completely: (a) remove any items of Tenant’s Personal Property – Required Removal (e.g., upon the expiration of the Removal Period (as defined in Section 13.2, below), cable, wiring and/or connecting lines remain in the Tenant Space), and/or (b) remove any items of Tenant’s Property – Permitted Removal that Tenant undertakes to remove in part (e.g., upon the expiration of the Removal Period, Tenant has removed a generator, but has not removed (and remediated, as necessary) the corresponding fuel tank(s)), and if such failure shall continue for thirty (30) days after written notice to Tenant (or such additional time as may be reasonably required for Tenant to effectuate such cure), Landlord shall, in each such case, have the right to remove such items of Tenant’s Property and to restore those portions of the Building and/or the Tenant Space damaged by such removal (or the initial installation or operation thereof) to substantially the same condition that existed immediately prior to the installation or placement of such item(s) of Tenant’s Property, in which case Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand therefor, for all of Landlord’s costs of removal and restoration plus an administrative fee equal to five percent (5%) of such cost.

8.4.3 No Construction Management or Supervision Fee. For the avoidance of doubt, Landlord shall not have the right to charge any construction management, supervision or similar oversight fee with respect to any Alterations or the installation of any other Tenant’s Property.

8.4.4 Ownership of Improvements. Notwithstanding anything to the contrary in this Lease, Tenant’s Property shall remain the property of Tenant until the expiration or sooner termination of the Lease, at which point, Tenant’s Property will automatically become the property of Landlord to the extent it is not removed (or required to be removed) by Tenant pursuant to this Article 8.

9. CASUALTY; TAKINGS; INSURANCE.

9.1 Casualty; Takings.

9.1.1 Casualty; Damage; Standards for Repair. If at any time during the Term of this Lease, any portion of the Property shall be damaged or destroyed by fire or other casualty (a “Casualty”), then Tenant shall, subject to the terms of this Article 9, be obligated to promptly, diligently, using good faith, repair and reconstruct the Property and any of Landlord’s equipment located at the Property and used in connection with the Building to substantially the same or better condition in which they existed on the Commencement Date (such repair and reconstruction standard is referred to herein as the “Casualty Restoration Standard”). For the avoidance of doubt, Landlord and Tenant acknowledge that Landlord shall have no restoration obligation in connection with any Casualty, except for paving and striping of the parking lot (including, without limitation, the Front Row Parking Area, but excluding any other portion of the Exclusive Parking Area) and the two drive aisles in the Project to substantially the same or better condition existing on the date of this Lease. The foregoing notwithstanding, while Tenant shall be obligated to complete the Casualty Restoration Standard, it shall be Tenant’s option, in Tenant’s sole and absolute discretion, as to whether Tenant desires to repair, replace, rebuild or otherwise restore any of Tenant’s Property or Alterations. Tenant shall provide written notice (the “Casualty Notice”) to Landlord as soon as practicable after the occurrence of a Casualty.

9.1.1.1 Tenant’s Termination Right. For the avoidance of doubt, except as set forth in the next sentence, no Casualty occurrence shall entitle Tenant to (a) any abatement of Rent, nor (b) terminate this Lease. The foregoing notwithstanding, in the event that (a) a Casualty causes damage to the Building, or (b) a Casualty causes damage to the Tenant Space such that Tenant is prevented from accessing the Building, then, in each event, Tenant shall have the right to terminate this Lease by, and effective upon, written notice to Landlord if the period of time, which Landlord reasonably estimates will be required to effect the Casualty Restoration Standard (the “Repair Period-Estimated”) exceeds one hundred eighty (180) days (or ninety (90) days if the Casualty event occurs during the last twelve (12) months of the Term) (in which case Tenant must provide written notice to Landlord of such termination within thirty (30) days after the Casualty event. If Tenant terminates this Lease as herein provided, then within thirty (30) days after Tenant provides notice of such termination to Landlord, Tenant shall provide Landlord an amount equal to the reasonable costs to repair/reconstruct the Property and any of Landlord’s equipment located at the Property and/or used, or intended for use, in connection with the Building. Landlord shall have no right to terminate this Lease on account of a Casualty event.

9.1.2 Takings.

9.1.2.1 Total Taking. If all or substantially all of the Building shall be condemned by a governmental authority under its power of eminent domain (a “Taking”), this Lease shall terminate as of the date of the vesting of title in the condemning authority.

9.1.2.2 Partial Taking. If only a part of the Building shall be the subject of a Taking, this Lease shall continue in full force and effect, subject to the terms of Sections 9.1.2.3-9.1.2.7, below.

9.1.2.3 Tenant’s Termination Right – Partial Taking. If any portion of the Property is taken under the power of eminent domain or condemned by any competent authority for any public or quasi public use or purpose, or sold to prevent the exercise thereof (a “Taking”) and if the Taking represents the taking of any portion of the Building or the Property that is vital to the conduct of the Permitted Use, including, without limitation, if, by reason of such Taking, Tenant no longer has reasonable means of access to the Building or no longer has a reasonable location to place its generators, then Tenant may terminate this Lease by notice to Landlord given within sixty (60) days following the date upon which Tenant received notice of such Taking. If Tenant so notifies Landlord, this Lease shall terminate upon the date set forth in the notice, which date shall not be more than thirty (30) days following the giving of such notice. If Tenant does not terminate this Lease as set forth herein, Tenant shall be obligated to restore the Tenant Improvements to a condition (accounting for the condemned/taken portion of same) consistent with the Casualty Restoration Standard. Landlord shall have no right to terminate this Lease on account of a Taking.

9.1.2.4 Intentionally Deleted.

9.1.2.5 Base Rent Abatement – Taking. In the event that this Lease is terminated pursuant to Section 9.1.2.3, above, Landlord shall refund to Tenant any prepaid Base Rent, less any sum then owing to Landlord by Tenant. If, however, this Lease is not terminated pursuant to said Section, Base Rent shall be reduced proportionately and equitably, based on the amount of square feet of the Building that is taken in connection therewith.

9.1.2.6 Taking Award Rights. Landlord reserves the right to receive the entirety of the condemning authority’s award related to a Taking of any portion of the Property (but, for the avoidance of doubt, not including any amounts that are specifically identified to the Tenant Work). The foregoing notwithstanding, in the event that this Lease is terminated in connection with any Taking, Landlord expressly permits Tenant to make a separate claim against the condemning authority, in any appropriate proceeding, for condemned/taken items of Tenant’s Property, the value of Tenant’s unamortized, but taken, leasehold improvements or other improvements to the Tenant Space made by Tenant (including, without limitation, any amounts Tenant has paid to make the Property an operational data center) (or at Tenant’s expense; but not including, for the avoidance of doubt, any improvements made by Landlord or any Landlord Party) and for Tenant’s moving expenses and loss of business related to such Taking, but only if such claim and/or recovery does not reduce the condemnation/taking award otherwise payable to Landlord in connection with such Taking. If any such award that is made, or compensation that is paid, to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly make an accounting of same to the other. Additionally, and notwithstanding anything in this Section 9.1.2.6 to the contrary, Landlord and Tenant agree that, if Tenant does not exercise its termination right in accordance with Section 9.1.2.3, above, but chooses instead to restore the Tenant Improvements in accordance with its restoration obligations under such Section 9.1.2.3, then, subject to the rights of any then-current Holder (defined in Section 12.1, below), Landlord shall make any amounts to the extent actually received by Landlord from the condemning authority as the Taking award available to Tenant to reimburse Tenant for the actual, third-party, out-of-pocket costs incurred by Tenant in the restoration of the Tenant Improvements consistent with the Casualty Restoration Standard. With regard to the immediately preceding sentence, Landlord and Tenant hereby agree that, if (as a result of Holder rights, or otherwise) Landlord makes available to Tenant for such reimbursement anything less than the entirety of the Taking award proceeds, then Tenant’s restoration obligations related to such condemnation/taking shall only be to restore the Tenant Improvements consistent with the Casualty Restoration Standard up until the point at which the total amount of actual third party out-of-pocket costs incurred by Tenant for such restorations reaches an amount equal to the amount of the Taking award proceeds that are made available to Tenant in connection therewith.

9.1.2.7 Tenant’s Remedy. Tenant’s termination right, right to Base Rent abatement and rights with regard to the Taking award proceeds, to the extent expressly provided above in the foregoing Sections 9.1.2.1 through 9.1.2.6, shall be Tenant’s sole and exclusive remedies in the event of a Taking.

9.1.3 In the event of a Casualty or Taking, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s (a) business, or (b) use or access of all or any part of the Tenant Space, in either case, resulting from any such damage, repair, reconstruction or restoration, except as expressly stated herein.

9.1.4 Waiver. Landlord and Tenant agree that the provisions of this Article 9 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Tenant Space, the Building or the Property, and/or any Taking thereof, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect.

9.2 Tenant’s Insurance. Tenant shall, at Tenant’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B” to this Lease. Tenant hereby waives its rights against the Landlord Group with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from (i) risks insured against under any insurance policies which are required to be obtained and maintained by Tenant under this Lease and that were, in fact, carried by Tenant at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

9.3 Landlord’s Insurance. Landlord shall maintain commercial general liability insurance on the Project (“Landlord’s Insurance”).

9.4 Waiver of Subrogation. The waivers contained in the foregoing Section 9.2 are intended to waive fully, and for the benefit of Landlord, any rights and/or claims which might rise to a right of subrogation in favor of any insurance carrier that provides an insurance policy required under this Lease. Tenant shall cause each insurance policy required to be obtained by it per Section 9.2 of this Lease to provide that the insurer waives all rights of recovery by way of subrogation against Landlord in connection with any damage or injury covered by such policy. Landlord shall not be liable to Tenant for any damage caused by fire or any of the risks insured against under any insurance policy as required under Section 9.2 of this Lease or which would have been covered by insurance had Tenant maintained the insurance required to be maintained by Tenant under the terms of this Lease.

10. TRANSFERS.

10.1 Restrictions on Transfers; Landlord’s Consent. Except for Permitted Transfers (defined in Section 10.1.1), Permitted Agreements (defined in Section 10.5) and Permitted Subleases (defined in Section 10.6), Tenant shall not sublease all or any part of the Tenant Space, nor assign this Lease, nor enter into any other agreement (a) permitting a third party (other than Tenant’s employees and occasional guests) to occupy or use any portion of the Tenant Space or (b) otherwise assigning, transferring, licensing, mortgaging, pledging, hypothecating, encumbering or permitting a lien to attach to its leasehold interest under this Lease (any such assignment, sublease, license or the like may sometimes be referred to herein as a “Transfer” and any person or entity to whom a Transfer is made or sought to be made is referred to herein as a “Transferee”), without Landlord’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The term “Transfer” shall also include any sublease or sub-license of whatever tier. Except for Permitted Transfers and Permitted Agreements, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any Transfer or attempted Transfer shall constitute an Event of Default of this Lease.

10.1.1 Permitted Transfer. Notwithstanding anything to the contrary in this Lease, Tenant shall have the right, with no consent of Landlord being required or necessary (in either event, a “Permitted Transfer”) (however, Landlord shall be given written notice within thirty (30) days of such Permitted Transfer), to assign or sublet this Lease by operation of law or otherwise to any of the following entities (each a “Permitted Assignee”): (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, a “Tenant Affiliate”), provided, however, that the Tangible Net Worth (defined below) of such Tenant Affiliate is not less than the Tangible Net Worth of Tenant as of the Effective Date, or (ii) a successor to Tenant by acquisition or merger, or by a consolidation or reorganization pursuant to which Tenant ceases to exist as a legal entity (each such party a “Successor Party”) and the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the Effective Date. As used herein, (A) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (B) “subsidiary” shall mean an entity wholly owned by Tenant or a controlling interest in whose voting equity is owned by Tenant; and (C) “affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The term “Tangible Net Worth” as used herein shall mean the excess of total assets over total liabilities (in each case, determined in accordance with GAAP). Excluded from the determination of total assets are all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

10.1.2 Certain Permitted Financing. Notwithstanding anything to the contrary in this Lease, the mortgaging, pledging, hypothecating, encumbering or permitting a lien to attach to any of Tenant’s Property (in each case, a “Tenant’s Property Financing”) is not a Transfer, and Tenant shall have the right, with no consent of Landlord being required or necessary, to mortgage, pledge, hypothecate, encumber or permit a lien to attach to any of Tenant’s Property (other than to its leasehold interest under this Lease), including, without limitation, for equipment financing; provided, however, that Landlord shall not be obligated to permit the secured party in any Tenant’s Property Financing to access the Building for the purposes of removing any of Tenant’s Property unless and until such secured party has entered into a reasonably acceptable access agreement with Landlord and Tenant.

10.2 Notice to Landlord. If Tenant desires to make any Transfer (other than a Permitted Transfer, for which Tenant must notify Landlord within twenty (20) days after the occurrence of same, or a Permitted Agreement, for which no notice is necessary other than that which is expressly described in Section 10.5, below, but for which all materials described in this Section 10.2 must still be provided contemporaneously with such notice), then at least twenty (20) business days (but no more than one hundred eighty (180) days) prior to the proposed effective date of the proposed Transfer, Tenant shall submit to Landlord a written request (a “Transfer Notice”) for Landlord’s consent, which notice shall include: (i) a statement containing: (a) the name and address of the proposed Transferee; (b) current, certified financial statements of the proposed Transferee, and any other information and materials (including, without limitation, credit reports, business plans, operating history, bank and character references) reasonably required by Landlord to assist Landlord in reviewing the financial responsibility, character, and reputation of the proposed Transferee; (c) all of the principal terms of the proposed Transfer; and (d) such other information and materials as Landlord may reasonably request (and if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional information or materials) and (ii) four (4) originals of the proposed assignment or other Transfer on a form approved by Landlord and such other Transfer documentation that is executed by Tenant and the proposed Transferee. If Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant shall re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 10.

10.3 Intentionally Deleted.

10.4 No Release; Subsequent Transfers. No Transfer (whether or not a Permitted Transfer) will release Equinix, LLC, and/or any successor of Equinix, LLC, from the Tenant’s obligations under this Lease or alter the primary liability of Equinix, LLC, and/or any successor of Equinix, LLC, to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. In no event shall the acceptance of any payment by Landlord from any other person be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of breach by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Equinix, LLC, and/or any successor of Equinix, LLC, without the necessity of exhausting remedies against such Transferee or successor. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (i) terminate all and any existing agreements effecting a Transfer, or (ii) operate as an assignment to Landlord of Tenant’s interest under any or all such agreements.

10.5 Colocation. Additionally, Tenant shall have the right, with no consent of Landlord being required or necessary, to enter into licenses or similar agreements (collectively a “Permitted Agreement”) with a customer (i.e., a person or entity that has entered into an agreement with Tenant, or an affiliate of Tenant, for the provision of telecommunication, colocation or any similar or successor services from the Building (“Customers”), consistent with the custom and practice of the telecommunications industry, to “co-locate” such Customers’ telecommunications equipment within the Building or to otherwise occupy a portion of the Building and to allow such Customers to avail themselves of the services provided by Tenant from the Building consistent with the Permitted Use. Any such Permitted Agreement shall be subject and subordinate in all respects to all of the terms of this Lease but shall not require any prior consent or notice to the Landlord; provided, however, that: (a) no Permitted Agreement shall in any way discharge or diminish any of the obligations of Tenant to Landlord under this Lease and Tenant shall remain directly and primarily liable under this Lease; (b) each Permitted Agreement shall be subject to and subordinate to this Lease and to the rights of Landlord hereunder; (c) each Permitted Agreement shall prohibit the Customer from engaging in any activities on the Tenant Space that are not consistent with the Permitted Use; (d) each Permitted Agreement shall have a term which expires on or prior to the expiration date of the term of this Lease (or the expiration of any extension option if Tenant has irrevocably exercised such extension option) and (e) the Customer’s license of a portion of the Building may not violate the terms of this Lease or any Applicable Laws. The Customer shall comply with all Applicable Laws. The Permitted Agreements and the Customers’ rights thereunder shall be subject and subordinate at all times to the Lease and all of its provisions, covenants and conditions. Anything to the contrary contained herein notwithstanding, Landlord and Tenant acknowledge and agree that Permitted Agreements shall not constitute, or be deemed to be, the grant of a leasehold interest or otherwise constitute, or be deemed to be, a real property interest.

10.6 Permitted Subleases. Additionally, Tenant shall have the right, with no consent of Landlord being required or necessary, to enter into subleases or similar agreements (collectively a “Permitted Sublease”) with a sublessee to provide to customers of such sublessee telecommunication, colocation or any similar or successor services from the Building, consistent with the custom and practice of the telecommunications industry and consistent with the Permitted Use. Any such Permitted Sublease shall not require any prior consent or notice to the Landlord; provided, however, that: (a) no Permitted Sublease shall in any way discharge or diminish any of the obligations of Tenant to Landlord under this Lease and Tenant shall remain directly and primarily liable under this Lease; (b) each Permitted Sublease shall be subject to and subordinate to this Lease and to the rights of Landlord hereunder; (c) each Permitted Sublease shall prohibit the sublessee from engaging in any activities on the Tenant Space that are not consistent with the Permitted Use; (d) each Permitted Sublease shall have a term which expires on or prior to the expiration date of the term of this Lease (or the expiration of any extension option if Tenant has irrevocably exercised such extension option); (e) each Permitted Sublease may not violate the terms of this Lease or any Applicable Laws; and (f) each Permitted Sublease shall be substantially on a form from time to time reasonably approved by Landlord. In the event that any customer of Tenant desires to become a sublessee under a Permitted Sublease, and desires that Landlord agree to execute a commercially reasonable recognition and non-disturbance agreement with such sublessee, then, in such event, such sublessee, the form of sublease, and the form of recognition and non-disturbance agreement shall all be subject to Landlord’s consent and approval, not to be unreasonably withheld, conditioned or delayed. In the event that Landlord does, in fact, consent to and approve such items, Landlord agrees that it will counter-execute and deliver the agreed upon form of recognition and non-disturbance agreement once the document, having been duly executed by Tenant and the proposed sublessee, is received by Landlord.

10.6.1 In connection with the foregoing request for approval of the recognition and non-disturbance agreement, Landlord and Tenant agree that Landlord shall provide its consent (or objections) with regard to Tenant’s (or the proposed sublessee’s) requests for modifications to the form of such agreement within ten (10) business days after Landlord’s receipt of such request (in which case the submission and review process shall start again). In the event that Landlord has failed to provide its consent (or objections) within the prescribed ten (10) business day period, Landlord will be deemed to have consented with regard to the inclusion of such modifications in the recognition and non-disturbance agreement; provided that (i) the e-mailed request for such modifications contains the phrase “RESPONSE IS REQUIRED WITHIN TEN BUSINESS DAYS AFTER LANDLORD’S RECEIPT HEREOF”, in all capital letters (no smaller than sixteen (16) point font) in a conspicuous location in the text of the relevant e-mail message to Landlord; and (ii) in the event that Landlord has not responded within the applicable notice period, Tenant agrees to provide Landlord one (1) additional e-mailed notice and one (1) additional business day in which to respond, prior to such deemed approval taking effect. The foregoing notwithstanding, the above-described time periods and deemed approval conditions shall not apply in the event that (a) there is any Holder at the time of the relevant request, and (b) Holder consent and/or approval is required with regard to such request for approval of the recognition and non-disturbance agreement; in which case, Landlord will promptly seek any required approvals from the relevant Holder(s) and will diligently continue to use commercially reasonable efforts to pursue the same.

11. ESTOPPEL CERTIFICATES.

11.1 Estoppel Certificate by Tenant. At any time and from time to time, within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying all matters reasonably requested by Landlord or any current or prospective purchaser, Holder of any Security Document, ground lessor or master lessor. Tenant acknowledges and agrees that it understands that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by any prospective purchaser of the Building or the Property or by any prospective mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Property.

11.2 Estoppel Certificate by Landlord. At any time and from time to time, within ten (10) days after written request by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a statement in writing certifying all matters reasonably requested by Tenant or any current or prospective transferee, or purchaser of Tenant or any current or prospective lender to Tenant or transferee, including without limitation the nature of known defaults by Tenant under the Lease, if any. Landlord acknowledges and agrees that it understands that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by any current or prospective transferee, or purchaser of Tenant, or any current or prospective lender to Tenant or transferee.

12. SUBORDINATION AND ATTORNMENT; HOLDER RIGHTS.

12.1 Subordination and Attornment. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a mortgage or deed of trust encumbering the Property or any portion thereof, or any lessor of a ground or underlying lease with respect to the Property or any portion thereof (any such mortgagee, beneficiary or lessor, a “Holder”), this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Property; (ii) the lien of any mortgage, deed or deed of trust which may now exist or hereafter be executed affecting the Property or any portion thereof; (iii) all past and future advances made under any such mortgages, deeds or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages, deed and deeds of trust (collectively, “Security Documents”) which may now exist or hereafter be executed which constitute a lien upon or affect the Property or any portion thereof, or Landlord’s interest and estate in any of said items, subject to the terms of Section 12.3, below; provided, however, as a condition to Tenant’s agreement hereunder to subordinate Tenant’s interest in this Lease to any future Security Document not effective as of the Effective Date of this Agreement, Landlord shall obtain from the applicable Lender a subordination, non-disturbance and attornment agreement in recordable form that is reasonably acceptable to Tenant (any such agreement, an “SNDA”). Notwithstanding the foregoing, Landlord reserves the right to subordinate any such Security Documents to this Lease. In the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building or the Tenant Space by reason of any termination or foreclosure of any such Security Documents (and notwithstanding any subordination of such Security Document to this Lease that may or may not have occurred), at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor, in which event Tenant’s right to possession of the Property will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives any right under any Applicable Law or otherwise to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building or the Tenant Space by reason of any termination or foreclosure of any such Security Documents.

12.1.1 Landlord hereby represents and warrants that as of the Effective Date, the Property is not encumbered by a mortgage, deed of trust or other Security Document.

12.2 Mortgagee and Ground Lessor Protection. Tenant agrees to give each Holder, by registered or certified mail, or by overnight courier, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such Holder (hereafter, a “Noticed Holder”). Tenant further agrees that prior to Tenant pursuing any remedy for such default provided hereunder, at law or in equity, any Noticed Holder shall have the same time periods (i.e., within Landlord’s time periods) set forth in this Lease, or as otherwise set forth in the SNDA, for which to cure or correct such default.

12.3 SNDA. At any time that the Building is made subject to any Security Document(s) (including, without limitation, prior to the date hereof), Landlord shall use commercially reasonable good faith efforts to cause the mortgagee and any lessor (whether under a ground or master lease) to deliver to Tenant an SNDA, providing in part that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Tenant Space under the terms of this Lease, even if the mortgagee or its successor should acquire Landlord’s title to the Building. The foregoing obligation shall apply if the Building is currently subject to any Security Document(s), and Landlord shall use commercially reasonable efforts to cause the mortgagee and any lessor (whether under a ground or master lease) to deliver to Tenant an SNDA prior to the Commencement Date. Notwithstanding anything herein to the contrary, the subordination of this Lease to any Security Document hereafter placed upon the Building and Tenant’s agreement to attorn to the Holder as provided in this Section 12 shall be conditioned upon the Holder entering into an SNDA. Tenant covenants and agrees to execute and deliver, within ten (10) days of receipt thereof, an SNDA.

13. SURRENDER OF TENANT SPACE; HOLDING OVER.

13.1 Tenant’s Method of Surrender. Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall, subject to the provisions of this Article 13 and Section 8.4, quit and surrender possession of the Tenant Space to Landlord in good working order and clean condition, reasonable ordinary wear and tear, and damage due to Casualty and Taking (other than damages for which restoration would be required to be consistent with the Casualty Restoration Standard under Article 9 hereof), excepted.

13.2 Disposal of Tenant’s Property. If any property not belonging to Landlord remains in the Tenant Space after the expiration of or within fifteen (15) days after any earlier termination of the Term of this Lease or the termination of Tenant’s right to possess the Tenant Space (such period of fifteen (15) days, the “Removal Period”), Tenant shall be deemed to have abandoned such property and to have authorized Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant shall indemnify and hold the Landlord Group harmless from all Claims arising out of, in connection with, or in any manner related to any removal, exercise or dominion over and/or disposition of such property by Landlord.

13.3 Holding Over. If Tenant should remain in possession of all or any portion of the Tenant Space after the expiration of the Term of this Lease (or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space), without the execution by Landlord and Tenant of a new lease or an extension of the Term of this Lease, then Tenant shall be deemed to be occupying the entire Tenant Space as a tenant-at-sufferance, upon all of the terms contained herein, except as to term and Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During any such holdover period, Tenant shall pay to Landlord a monthly Base Rent in an amount equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent payable by Tenant to Landlord during the last month of the Term of this Lease. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession, nor shall such monthly rent be considered to be any form of consequential or special damages related to such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, Landlord expressly reserves the right to require Tenant to surrender possession of the Tenant Space upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover.

13.4 Survival. The provisions of this Article 13 shall survive the expiration or early termination of this Lease.

14. WAIVERS; INDEMNIFICATION; CONSEQUENTIAL DAMAGES; LIENS.

14.1 Waiver. To the fullest extent permitted by law, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of, and waives all claims it may have against the Landlord Group (as defined in the Basic Lease Information) for damage to or loss of property (including, without limitation, consequential damages, loss of profits and intangible property) or personal injury or loss of life or other damages of any kind resulting from the Property, the Building or the Tenant Space or any part thereof becoming out of repair, by reason of any repair or alteration thereof, or resulting from any accident within the Property, the Building or the Tenant Space or on or about any space adjoining the same, or resulting directly or indirectly from any act or omission of any person, or due to any condition, design or defect of the Property, the Building or the Tenant Space, or any space adjoining the same, or the mechanical systems of the Building, which may exist or occur, whether such damage, loss or injury results from conditions arising upon the Tenant Space or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage, loss or injury or the means of repairing the same is accessible to Tenant; provided, however, that, subject to Section 9.2 and Section 14.3, such assumption and waiver shall not apply to the extent such claims are caused by the gross negligence or willful misconduct of Landlord or any other member of the Landlord Group. Except to the extent cause caused by the gross negligence or willful misconduct of Landlord or any other member of the Landlord Group, Tenant further waives any claim for damages for any injury to Tenant’s business or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Tenant Space or any other loss occasioned by Landlord’s entry under the terms of Section 18.16, below. Tenant agrees that Landlord will not have any responsibility or liability for any damage to Tenant’s equipment or interruption of Tenant’s operations, which is caused by any other occupant of the Building or the Property or the employees, agents, contractors, technicians, representatives, customers, co-locators or invitees of any such occupant.

14.2 Indemnifications.

14.2.1 Subject to the terms of Sections 9.2 and 9.4, above, and except to the extent caused by the active negligence (defined below), gross negligence or willful misconduct of Landlord or any other member of the Landlord Group, as determined by a court of competent jurisdiction, Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the Landlord Group from and against (and to reimburse Landlord and the Landlord Group for) any and all claims, actions, suits, proceedings, losses, damages, obligations, liabilities, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees, legal costs, and other reasonable costs and expenses of defending against any claims, actions, suits, or proceedings) (collectively, “Claims”) arising from, in connection with, or in any manner relating to (or alleged to arise from, to be in connection with, or to be in any manner related to): (i) the use or occupancy of the Tenant Space or any portion of the Building or the Property by (A) Tenant or any person claiming by, through or under Tenant or any other Tenant Party*, or (B) any Customer or any person claiming by, through or under any Customer, its partners, and their respective officers, agents, servants or employees of Tenant or any such person (collectively, the “Colocating Parties”); (ii) the gross negligence or willful misconduct of Tenant or any Tenant Parties with respect to the Tenant Space, the Building or the Property, (iii) the acts or omissions of any Customer or any Colocating Parties; (iv) any malfunctioning of Tenant’s Security System, (v) Tenant’s failure to surrender the Tenant Space upon the expiration or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space in accordance with the terms of this Lease (including, without limitation, costs and expenses incurred by Landlord in returning the Tenant Space to the condition in which Tenant was to surrender and Claims made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender the Tenant Space); and (vi) any Permitted Agreement. In the event that any action or proceeding is brought against Landlord or any member of the Landlord Group by reason of any such Claim, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s cost and expense by counsel reasonably approved by Landlord. Tenant’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant’s vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord. This indemnity provision shall survive the termination or expiration of this Lease. For the purposes of this Section 14.2.1 and Section 14.2.2, below, the term “active negligence” shall mean and refer to a negligent act in which the party at fault has personally participated and which constitutes the violation of a duty expressly provided by this Lease.

*	For the avoidance of doubt, Landlord and Tenant hereby agree that the indemnification contained in (i) above applies to Claims (a) by, through or related to any third (3rd) party who owns or holds any ownership interest (including lien rights) in any item or portion of Tenant’s Property; and (b) by Tenant or any other Tenant Party (or any individual accessing the Tenant Space on any Tenant Party’s behalf) for bodily injury occurring in, on or around the Tenant Space, the Building or otherwise on or at the Property.

14.2.2 Subject to the terms of Sections 9.2 and 9.4 above, and except to the extent caused by the active negligence, gross negligence or willful misconduct of Tenant, as determined by a court of competent jurisdiction, Landlord hereby agrees to indemnify, defend, and hold harmless Tenant and the Tenant Group from and against (and to reimburse Tenant and the Tenant Group for) any and all Claims arising from, in connection with, or in any manner relating to (or alleged to arise from, to be in connection with, or to be in any manner related to) the gross negligence or willful misconduct of Landlord or any other member of the Landlord Group with respect to the Tenant Space, the Building or the Property. In the event that any action or proceeding is brought against Tenant or any of the Tenant Group by reason of any such Claim, Landlord upon notice from Tenant shall defend such action or proceeding at Landlord’s cost and expense by counsel reasonably approved by Tenant. Landlord’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant’s vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord. This indemnity provision shall survive the termination or expiration of this Lease.

14.3 Consequential Damages. Except for the indemnification obligations expressly set forth in Section 13.3 and this Section 14.3, under no circumstances whatsoever shall Landlord or Tenant ever be liable under this Lease for consequential damages, incidental damages, indirect damages, or special damages, or for loss of profit, loss of business opportunity or loss of income. The foregoing notwithstanding, with regard to each customer or other person or entity to which Tenant, any Tenant Affiliate, or any Transferee provides goods or services, which are in any way related to or associated with the use of the Tenant Space, including, but not limited to, those (now or hereafter) conducting transactions or other operations by or through or in connection with equipment located within the Tenant Space (collectively, “Tenant Space Customers”), Tenant hereby agrees, except to the extent caused by the gross negligence or willful misconduct of Landlord or any other member of the Landlord Group, to indemnify and hold Landlord and the other members of the Landlord Group harmless with regard to (and to reimburse Landlord and any other members of the Landlord Group for) any and all claims by, through, or under any Tenant Space Customer which are related to the use of the Tenant Space or equipment located within the Tenant Space, for, or with regard to, any and all types of consequential damages, incidental damages, indirect damages, or special damages, or for loss of profit, loss of business opportunity or loss of income related to any use of the Tenant Space or equipment located within the Tenant Space.

14.4 Liens. Notwithstanding anything to the contrary herein, in no event shall Tenant have any right (express or implied) to create or permit there to be established any lien or encumbrance of any nature against the Tenant Space, the Building or the Property or against Landlord’s or Tenant’s interest therein or hereunder, including, without limitation, for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Tenant shall require each contractor which it engages to perform any improvements or alterations within the Tenant Space or elsewhere in the Building or the Property, to acknowledge and agree in writing that it is performing its work under its agreement with Tenant solely for the benefit of Tenant and that Tenant is not acting as Landlord’s agent. Any mechanic’s lien filed against the Tenant Space, the Building or the Property, or any portion of any of the above, for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged or bonded by Tenant within ten (10) days after the filing of the lien.

15. TENANT DEFAULT.

15.1 Events of Default By Tenant. Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

15.1.1 Any failure or refusal by Tenant to timely pay any Rent or any other payments or charges required to be paid hereunder, or any portion thereof, within five (5) days following written notice that the same is delinquent.

15.1.2 Any failure by Tenant to perform or observe any other covenant or condition of this Lease to be performed or observed by Tenant (other than those described in Section 15.1.1, above or Sections 15.1.3, 15.1.4, or 15.1.5, below) if such failure continues for a period of thirty (30) days following written notice to Tenant of such failure; provided, however, that in the event Tenant’s failure to perform or observe any covenant or condition of this Lease to be performed or observed by Tenant cannot reasonably be cured within thirty (30) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within ten (10) days following receipt of such written notice and thereafter diligently prosecutes the curing thereof to completion within sixty (60) days following such written notice.

15.1.3 The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) a petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any other instance whereby Tenant or any general partner of Tenant shall cease doing business as a going concern; provided, however, in each of the foregoing subsections, such order, judgment or decree (entered as a result of a petition or proceeding) shall remain undischarged or unstayed sixty (60) days after it is entered.

15.1.4 Any failure by Tenant to execute and deliver any statement or document described in either Article 11 or Section 12.1 requested to be so executed and delivered by Landlord within the time periods specified therein applicable thereto, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant.

15.1.5 Intentionally Deleted.

The parties hereto acknowledge and agree that all of the notice periods provided in this Section 15.1 are in lieu of, and not in addition to, the notice requirements of any Applicable Laws.

15.2 Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the remedies described in Section 1 of Exhibit “D” attached hereto and incorporated herein by this reference, each and all of which shall, subject to applicable law, be cumulative and nonexclusive, without any notice or demand whatsoever (and all of the other provisions of Section 1 of Exhibit “D” shall apply to an Event of Default by Tenant hereunder). Notwithstanding the foregoing, upon the occurrence of any of the Events of Defaults described in Section 15.1 of this Lease, Landlord hereby agrees to provide Tenant one (1) additional final written notice, which notice shall grant Tenant three (3) days to cure such default (or, provided Tenant has commenced such cure within such three (3) day period, Tenant shall have such additional time as may be reasonably required for Tenant to effectuate such cure), before any remedies set forth in the Lease are exercised by Landlord. Without limiting the foregoing, notwithstanding anything to the contrary in the Lease, Landlord agrees to use commercially reasonable efforts to mitigate its damages in connection with an Event of Default.

16. LANDLORD’S LIABILITY.

16.1 Landlord Default. In the event that Landlord shall fail to perform any obligation of Landlord to be performed under this Lease, Tenant’s sole and exclusive remedies for any such failure shall be an action for money damages, specific performance and/or injunctive relief (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due to Landlord or granting Tenant a right to terminate this Lease upon a default by Landlord); provided, however, that Landlord shall not be in default hereunder (and Tenant shall have no right to pursue any such claim for damages in connection with any such failure) unless and until Tenant shall have delivered to Landlord a written notice specifying such default with particularity, and Landlord shall thereafter have failed to cure such default within thirty (30) days (or, if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then not unless Landlord shall have failed to commence such performance of such cure within such thirty (30) day period and thereafter diligently pursue the same to completion within sixty (60) days). In the event Landlord’s failure to perform an obligation of Landlord to be performed under this Lease materially adversely affects Tenant’s use of the Tenant Space for the Permitted Use, Landlord shall commence to cure such default within ten (10) business days following receipt of written notice from Tenant of such default, and in the event of an emergency, shall commence to cure such default within twenty-four (24) hours following receipt of written notice from Tenant of such default, and shall diligently pursue the curing thereof to completion. Unless and until Landlord shall have so failed to so cure any such failure after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Except as expressly set forth in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease.

16.1.1 Tenant Self-Help. If Landlord fails to perform or to commence and diligently pursue its repair and/or maintenance obligations under Section 8.1 or elsewhere in this Lease within thirty (30) days following notice from Tenant of same (or such shorter period of time if an emergency exists that prevents Tenant from accessing or otherwise using the Tenant Space or that may result in injury to persons or actual damage to property), then Tenant shall have the right, but shall not be obligated, to perform all such repairs or maintenance (“Tenant Self-Help”); provided, however, in any event where Tenant intends to exercise its rights contained herein with regard to equipment located outside of the Tenant Space, Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the Landlord Group from and against (and to reimburse Landlord and the Landlord Group) any and all Claims arising directly from Tenant’s gross negligence or willful misconduct in the performance of Tenant Self-Help in any portion of the Building or the Property by Tenant or any other Tenant Party or any person engaged by Tenant or any other Tenant Party to perform such Tenant Self-Help. Any amounts actually expended by Tenant to reasonably effect such repair and/or maintenance shall be reimbursed by Landlord to Tenant within thirty (30) days after receipt of Tenant’s written demand therefor. If Landlord, within thirty (30) days of such written demand, neither reimburses such amount nor provides written notice to Tenant that Landlord disputes such amount or the legal or factual basis for Tenant’s demand, then (and not otherwise) Tenant shall have the right to offset such amount against Tenant’s monthly Base Rent (“Tenant’s Offset Right”). Notwithstanding the foregoing and for the avoidance of doubt, the actual amount Tenant offsets pursuant to Tenant’s Offset Right shall be included in Common Operating Expenses, to the extent such costs would be included in Common Operating Expenses if Landlord had itself incurred the actual costs related to Tenant’s Offset Right.

16.2 Landlord’s Liability. In consideration of the benefits accruing under this Lease to Tenant and notwithstanding anything to the contrary in this Lease or in any exhibits, riders, amendments, or addenda to this Lease (collectively, the “Lease Documents”), it is expressly understood and agreed by and between the parties to this Lease that: (i) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (a) any actual or alleged breach or breaches by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents, or (b) any matter relating to Tenant’s occupancy of the Tenant Space (collectively, the “Landlord’s Lease Undertakings”), shall be limited solely to an aggregate amount of Landlord’s interest in the Property not to exceed an amount equivalent to a thirty percent (30%) equity interest in the Property; (ii) other than Landlord’s interest in the Property, Tenant shall have no recourse against any other assets of the Landlord Group (as defined in Schedule “1”); (iii) except to the extent of Landlord’s interest in the Property (with respect to Landlord), no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, the Landlord Group, and (iv) at no time shall Landlord be responsible or liable to Tenant or any Tenant Party for any lost profits, lost economic opportunities or any form of consequential damages as the result of any actual or alleged breach by Landlord of Landlord’s Lease Undertakings.

16.3 Transfer of Landlord’s Interest. Landlord shall have the right, from time to time, to assign its interest in this Lease in whole or, to a wholly owned subsidiary, in part. Notwithstanding the foregoing, in connection with any assignment in part to a wholly-owned subsidiary, (i) Landlord shall provide a written notice to Tenant specifying the rights and obligations so assigned and (ii) Landlord shall guaranty the performance of the obligations assigned to such wholly-owned subsidiary; provided, however, Landlord’s maximum liability under such guaranty shall not exceed the maximum liability it would have had under this Lease if such obligations had not been assigned. Landlord, and each successor to Landlord, shall be fully released from the performance of Landlord’s obligations under the Lease Documents arising after the date of such transfer of Landlord’s interest in the Property to a third party (and such third party shall be deemed to have assumed such obligations). Landlord shall not be liable for any obligation under the Lease Documents arising after the date of such transfer of its interest in the Property (and such third party shall be deemed to have assumed such obligations), and Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease for all obligations and liabilities accruing on or after the date of such transfer. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

16.3.1 Section 16.3, above, notwithstanding, Landlord agrees that it will not assign this Lease (or any part of same) prior to the Commencement Date, except that the foregoing prohibition shall not be deemed to prohibit or affect Landlord’s otherwise existing ability to assign this Lease (or any part of same) to an affiliate of Landlord and/or to any Holder or to affect any Holder’s ability to assign this Lease in accordance with its relevant Security Documents.

17.	TENANT’S RIGHT OF FIRST OFFER TO LEASE; RIGHT OF FIRST REFUSAL TO PURCHASE.

17.1 Right of First Offer. Subject to the terms and conditions of this Article 17, from and after the Effective Date until the expiration of the Term or the earlier termination of this Lease (but not including the last twenty-four (24) months* of the Term) (the “ROFO Period”), Tenant shall have an ongoing right of first offer (a “ROFO Right”) to lease any space in the Project that is adjacent to the Building (the “First Offer Space”), if, as and when such space becomes available for lease. As used herein, any First Offer Space shall be “available for lease” if, subject to Section 17.1.3, below, it is not subject to a lease or other occupancy agreement. If, at any time during the ROFO Period, the First Offer Space shall become available for lease (or such sooner date that Landlord reasonably elects to market or review offers on upcoming First Offer Space), Landlord shall deliver to Tenant a written notice (a “First Offer Notice”) of the availability of such space, which First Offer Notice shall describe the First Offer Space which is available (the “Offered First Offer Space”). Tenant shall have twelve (12) business days (the “Acceptance Period”), following the date on which Tenant receives such First Offer Notice, to elect to lease the Offered First Offer Space described in the First Offer Notice on the terms and conditions of this Lease (with proportionate increases in the rights granted in this Lease including, without limitation, with respect to Tenant’s rights to exterior area and other services) and as otherwise described in this Section 17.1. The term of such lease of the Leased First Offer Space (defined below) shall commence within thirty (30) days after Landlord’s receipt of the First Offer Acceptance Notice (the “Leased First Offer Space Commencement Date”) and be equal to the remaining Term of this Lease. The Offered First Offer Space shall be delivered by Landlord and accepted by Tenant in its as-is condition as of the date of the First Offer Notice. Tenant’s rate of Base Rent related to its lease of such Leased First Offer Space (on a “per SF” basis) shall be equal to the then-current per SF rate of the Base Rent pursuant to #Item 8 of the Basic Lease Information in this Lease on the date on which Tenant’s lease of the Leased First Offer Space commences, and shall escalate in accordance with such schedule in #Item 8 of the Basic Lease Information. Tenant shall so elect to lease the Offered First Offer Space by delivering to Landlord a written notice (a “First Offer Acceptance Notice”) of such election. In the event that Landlord does not receive a First Offer Acceptance Notice with respect to the Offered First Offer Space within the Acceptance Period, time being of the essence, Landlord shall be entitled to lease (and to offer, show and market) the applicable Offered First Offer Space to other third parties selected by Landlord at such rental rates and upon such terms as Landlord in its sole and absolute discretion may desire, or to otherwise encumber such Offered First Offer Space by granting rights with respect thereto, and Tenant shall no longer have any ROFO Right with respect to such space until it is leased-up and again becomes available for lease. If Tenant duly exercises its ROFO Right with respect to the Offered First Offer Space (“Leased First Offer Space”), Landlord and Tenant shall execute an amendment to this Lease reflecting such exercise within ten (10) days after Tenant’s receipt of such amendment from Landlord.

*	To the extent that the ROFO Right would otherwise still exist during the last twenty-four (24) months of the Term, Tenant shall be afforded the ROFO Rights described within this Section 17.1 during such period; provided that, if Tenant desires to exercise the ROFO Right to lease the Leased First Offer Space in connection therewith, Tenant shall as part of the amendment reflecting Tenant’s lease of the Leased First Offer Space (and notwithstanding the terms of Section 2.3 of this Lease) also agree to extend the Term by no fewer than one hundred fourteen (114) additional months, by virtue of its exercise of a remaining Extension Option or (in the absence of same) by virtue of the parties’ mutual agreement as to the terms of such extension.

17.1.2 Notwithstanding any provision of this Section 17.1 to the contrary, any attempted exercise by Tenant of its ROFO Right shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers the First Offer Acceptance Notice, or on the date on which the term of the lease with respect to any Leased First Offer Space is scheduled to commence, there shall exist any uncured Event of Default by Tenant under this Lease. Tenant’s ROFO Right shall not be assigned or otherwise transferred separately from this Lease, and may only be assigned together with the rights of “Tenant” under this Lease and only so long as such assignee of this Lease has at least a Tangible Net Worth (defined below) of Tenant as of the date immediately prior to such assignment or other transfer. The term “Tangible Net Worth” as used herein shall mean the excess of total assets over total liabilities (in each case, determined in accordance with GAAP). Excluded from the determination of total assets are all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

17.1.3 Notwithstanding anything herein to the contrary, Tenant’s ROFO Right pursuant to this Section 17.1 shall be subordinate to (i) the current term of any existing lease or colocation agreement covering any portion of the First Offer Space as of the Effective Date; (ii) any and all rights, including without limitation, renewal rights, expansion rights, rights of first refusal and rights of first offer, under any existing lease demising premises in the building in which the First Offer Space is located, which rights exist as of the Effective Date (collectively, the “Existing Superior Rights”), (iii) any in-process lease negotiations for space that is available for lease as of the Effective Date (provided that if no lease is executed with respect to such space within twelve (12) months after the Effective Date, such space shall be deemed to be “available for lease” and thereafter be subject to the terms of Tenant’s ROFO Right), and (iv) Landlord’s right to (A) extend the term of any existing lease covering any portion of the First Offer Space, regardless of whether or not such extension is pursuant to an option to extend that currently exists under the same, provided that such extension is with the then current Tenant of the First Offer Space, and/or (B) enter into a lease agreement with any occupant of any portion of the First Offer Space, provided that such lease agreement is with the then current occupant of the First Offer Space. Landlord shall provide to Tenant a reasonably detailed list of the Existing Superior Rights as it relates to the First Offer Space within thirty (30) days after the Effective Date, and Tenant’s ROFO Rights shall not be subordinate to any rights not listed therein or otherwise not provided to Tenant as of such deadline (time being of the essence).

17.1.4 In the event that Tenant leases the Leased First Offer Space, Tenant shall be permitted, without having to pay any fees or other charges, to install conduit and to otherwise make interconnections through agreed-upon pathways between the Tenant Space and the Leased First Offer Space, as well as between other tenants and customers in the building in which the Leased First Offer Space is located with those of Tenant and its Customers.

17.2 Right of First Refusal to Purchase. Subject to the terms of this Section 17.2, Tenant will have an ongoing right of first refusal (the “Purchase ROFR”) to purchase the Tenant Space. Landlord will inform Tenant in writing (and provide reasonable details of such transaction, including, without limitation, a copy of the agreed upon letter of intent (if one has been agreed upon) for which the parties and any other confidential information may be redacted) (the “ROFR Notice”) prior to accepting a third party offer (a “Third Party Offer”) to purchase all or a portion of the Tenant Space (the Tenant Space, or such portion thereof, that is then the subject of such Third Party Offer is referred to herein as the “ROFR Property”). Tenant may exercise its Purchase ROFR by providing written notice of such exercise (the “ROFR Acceptance Notice”) to Landlord within ten (10) business days after receiving the ROFR Notice. If Tenant exercises its Purchase ROFR, the terms and conditions (including the purchase price) for the ROFR Property to be sold shall be on the same terms and conditions as set forth in the ROFR Notice and otherwise as set forth in a commercially reasonable purchase agreement entered into by Landlord and Tenant (subject to the terms of Section 17.2.1, below). If Tenant fails to timely exercise its Purchase ROFR, then Landlord shall be permitted to proceed with the sale of the ROFR Property to any third party, free and clear of Tenant’s Purchase ROFR right, so long as the terms and conditions set forth in the agreement, by virtue of which the sale is effected, are substantially the same as (or better for the Landlord, as the seller, than) the terms and conditions as set forth in the ROFR Notice, at which point the Purchase ROFR shall be void and of no further force or effect as to the portion of the Tenant Space that was sold (but the Purchase ROFR shall continue in full force and effect as to all other portions of the Tenant Space). If, however, the terms and conditions set forth in the ROFR Notice are changed by Landlord and the third party to whom Landlord intends to convey the ROFR Property, so that such terms and conditions are no longer the same as (or better for Landlord, as the seller, than) those set forth in the original ROFR Notice, Landlord shall update the ROFR Notice and resend to Tenant in the same manner as the original ROFR Notice.

17.2.1 Upon Landlord’s timely and proper receipt of a ROFR Acceptance Notice, in order for Tenant to purchase the ROFR Property in connection with the applicable ROFR Notice, (a) Landlord and Tenant (using good faith, diligent efforts) must come to final agreement upon, and execute and deliver, a commercially reasonable form of purchase and sale agreement documenting Tenant’s agreement to purchase the ROFR Property within thirty (30) days after Landlord’s receipt of the applicable ROFR Acceptance Notice (the “PSA Period”); and (b) in the event that Landlord and Tenant are unable (using good faith, diligent efforts) to come to final agreement upon, and execute and deliver, a commercially reasonable purchase and sale agreement documenting Tenant’s agreement to purchase the ROFR Property within the PSA Period, time being of the essence, (1) Tenant’s ROFR Acceptance Notice shall be deemed automatically to have been withdrawn (and/or otherwise revoked) by Tenant as of the expiration of such PSA Period, and (2) Tenant shall be deemed to have waived its Purchase ROFR right with regard to that particular ROFR Notice. In such event, Landlord shall be entitled to sell the ROFR Property to any third party, free and clear of Tenant’s Purchase ROFR right, so long as the terms and conditions set forth in the agreement, by virtue of which the sale is effected, are the same as (or better for the Landlord, as the seller, than) the terms and conditions as set forth in the ROFR Notice, at which point the Purchase ROFR shall be void and of no further force or effect as to the portion of the Tenant Space that was sold (but the Purchase ROFR shall continue in full force and effect as to all other portions of the Tenant Space).

17.2.2 Notwithstanding any provision of this Section 17.2 to the contrary, any attempted exercise by Tenant of its Purchase ROFR right shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Landlord delivers the ROFR Notice or the date on which Tenant delivers the ROFR Acceptance Notice there shall exist any uncured Event of Default by Tenant under this Lease. Tenant’s Purchase ROFR right shall be personal to Equinix, LLC, a Delaware limited liability company and any Permitted Assignee to which this Lease is assigned; and, as such, such right shall not be exercisable by any party to whom any or all of the rights of “Tenant” under this Lease are hereafter assigned or otherwise transferred, other than a Permitted Assignee to which this Lease is assigned.

17.2.3 Except as provided above in Section 17.2.2 (i.e., as it relates to the assignment to a Permitted Assignee), any assignment by Tenant of this Lease, or any termination of this Lease, or termination of Tenant’s right to possess the Tenant Space, shall terminate Tenant’s Purchase ROFR right.

17.2.4 Notwithstanding any provision of this Section 17.2 to the contrary, Tenant shall have no Purchase ROFR right related to any Third Party Offer that is part of a multi-property purchase offer (i.e., if a third party purchaser indicates to Landlord an interest in acquiring two (2) or more properties owned by Landlord, and/or the affiliate(s) of Landlord (a “Multi-Property Purchase Offer”), then Landlord’s conveyance of the ROFR Property to the third party (or its affiliate) shall, provided that such conveyance is effected together with the conveyance of some or all of such other property(ies), be deemed to be free of restriction or encumbrance related to the terms of this Section 17.2 of the Lease), except that, (1) if the Multi-Property Purchase Offer is an offer to purchase only buildings in which Equinix, LLC (or a Permitted Assignee to which this Lease is assigned) is the sole tenant, Tenant’s Purchase ROFR right shall still apply to such Third Party Offer only as it relates to the ROFR Property; the “Multi-Property Purchase Offer” nature of such Third Party Offer notwithstanding, and/or (2) if the Multi-Property Purchase Offer is an offer to purchase only the buildings within the Project, and Tenant is the sole tenant in the Tenant Space and is not in default under this Lease (after applicable notice and cure periods), Tenant’s Purchase ROFR right shall still apply to such Third Party Offer as it relates to the buildings within the Project (i.e., the ROFR Property (for purposes of Section 17.2) shall mean and refer to the buildings within the Project); the “Multi-Property Purchase Offer” nature of such Third Party Offer notwithstanding.

17.2.5 Notwithstanding any provision of this Section 17.2 to the contrary, Tenant shall have no Purchase ROFR right related to any conveyance of the ROFR Property by Landlord (a) to any affiliate or subsidiary of any member of the Landlord Group; (b) to any partnership or joint venture of which any member of the Landlord Group is a part; or (c) as a result of a financing arrangement.

18. MISCELLANEOUS.

18.1 Severability. If any term or other provision of this Lease is determined by any court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any legal requirement, all other terms and provisions of this Lease shall nevertheless remain in full force and effect. Upon such determination by a court of competent jurisdiction that any term or other provision is invalid, illegal or incapable of being enforced, Landlord and Tenant shall negotiate in good faith a new provision, to replace the invalid, illegal or unenforceable provision, that, as far as legally possible, (a) most nearly reflects the intent of Landlord and Tenant, (b) restores this Lease as closely as possible to its original intent and effect, and (c) results in the economic and legal substances of the transactions contemplated hereby not being affected in any manner materially adverse to Landlord or Tenant.

18.2 No Waiver. The covenants and obligations of Tenant and Landlord pursuant to this Lease shall be independent of performance by the other of its covenants and obligations pursuant to this Lease. No failure or delay by either Tenant or Landlord to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Lease, or to exercise any right or remedy available upon such non-performance, will constitute a waiver, and no breach or failure by such party to perform will be waived, altered or modified, except by written instrument signed by such party against whom enforcement is sought.

18.3 Attorneys’ Fees and Costs. If either Landlord or Tenant initiates any litigation, mediation, arbitration or other proceeding regarding the enforcement, construction or interpretation of this Lease, then the non-prevailing party shall pay the prevailing party’s reasonable attorneys’ fees and costs (including, without limitation, all expense reimbursements, expert witness fees and litigation costs). In addition, if it should otherwise be necessary or proper for Landlord to consult an attorney concerning this Lease for the review of instruments evidencing a proposed Transfer and/or any proposed sublease subordination agreement and/or any documentation related to Section 6.2, above, and/or for the purpose of collecting Rent, Tenant agrees to pay to Landlord its reasonable attorneys’ fees whether suit be brought or not to the extent such fees exceed $1,000.00. The parties further agree that their agreement and associated obligation to pay any such attorneys’ fees shall survive the expiration or termination of this Lease.

18.4 Waiver of Right to Jury Trial. IN ORDER TO LIMIT THE COST OF RESOLVING ANY DISPUTES BETWEEN THE PARTIES, AND AS A MATERIAL INDUCEMENT TO EACH PARTY TO ENTER INTO THIS LEASE, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN ANY MANNER RELATED TO THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES. THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”

18.5 Headings; Time; Survival. The headings of the Articles, Sections and Exhibits of this Lease are for convenience only and do not define, limit or construe the contents thereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. Each of the parties hereto acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. Any obligations of Tenant accruing prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

18.6 Notices. Any notice which may or shall be given under the provisions of this Lease shall be in writing and may be delivered by (i) hand delivery or personal service, (ii) a reputable overnight courier service which provides evidence of delivery, (iii) facsimile (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), or (iv) email (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), if for Landlord, at the address specified in Item 11 of the Basic Lease Information, or if for Tenant, at the address specified in Item 3 of the Basic Lease Information, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given, (a) when delivered (if delivered by hand or personal service), (b) if sent by a reputable overnight courier service, on the business day immediately following the business day on which it was sent, (c) the date the facsimile is transmitted, or (d) the date the e-mail is transmitted.

18.7 Governing Law; Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. In addition, each of Landlord and Tenant hereby submits to local jurisdiction in the state in which the Property is located and agrees that any action by one against the other shall be instituted in the state in which the Property is located and that each shall have personal jurisdiction over the other for any action brought by one against the other in the state in which the Property is located.

18.8 Incorporation; Amendment; Merger. This Lease, along with any exhibits and attachments or other documents referred to herein, all of which are hereby incorporated into this Lease by this reference, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Tenant Space, and each of the aforementioned documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral or written agreements, understandings and/or practices relative to the leasing or use of the Tenant Space are merged herein or revoked hereby. For the avoidance of doubt, Landlord and Tenant hereby agree that (i) this Lease relates exclusively to the Tenant Space, and (ii) the provisions herein do not supersede the terms of any other agreement between Landlord and Tenant related to matters other than the Tenant Space.

18.9 Brokers. Each party hereto represents to the other that the representing party has not engaged, dealt with or been represented by any broker in connection with this Lease other than the brokers specified in Item 13 of the Basic Lease Information. Landlord and Tenant shall each indemnify, defend (with legal counsel reasonably acceptable to the other) and hold harmless the other party from and against all Claims (including attorneys’ fees and all litigation expenses) related to any claim made by any other person or entity for any commission or other compensation in connection with the execution of this Lease or the leasing of the Tenant Space to Tenant if based on an allegation that claimant dealt through the indemnifying party. The provisions of this Section 18.9 shall survive the termination of this Lease.

18.10 Examination of Lease. This Lease shall not be binding or effective until each of the parties hereto have executed and delivered an original or counterpart hereof to each other.

18.11 Recordation. Neither Tenant nor any person or entity acting through, under or on behalf of Tenant shall record or cause the recordation of this Lease; provided, however, Tenant shall have the right (but not the obligation), at its sole cost and expense, to record a short form memorandum of this Lease in the form reasonably acceptable to Landlord (which shall include, without limitation, a summary of the Purchase ROFR set forth in Article 17 above).

18.12 Authority. Each of Landlord and Tenant represents to the other party that the person executing this Lease on its behalf is duly authorized to execute and deliver this Lease pursuant to its respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party represents to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Property is located, and (iv) this Lease is being executed on its behalf and for its benefit.

18.13 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

18.14 Force Majeure. A party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than payment obligations or obligations that may be cured by the payment of money (e.g., maintaining insurance)) if such failure is caused by any reason beyond the reasonable control of the party obligated to perform such obligations, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services (collectively, “Force Majeure”). The amount of time for a party to perform any of its obligations (other than payment obligations) shall be extended by the amount of time it is delayed in performing such obligation by reason of any Force Majeure occurrence whether similar to or different from the foregoing types of occurrences.

18.15 No Partnership or Joint Venture; No Third Party Beneficiaries. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant. Landlord shall have no obligations hereunder to any person or entity other than Tenant, and no other parties shall have any rights hereunder as against Landlord.

18.16 Access by Landlord. Landlord, Landlord’s agents and employees shall have the right to enter upon any and all parts of the Tenant Space at any reasonable time upon prior reasonable written notice (except in the case of an emergency when oral notice may be given to on-site personnel, but Landlord shall use commercially reasonable efforts to give prior written notice to Tenant and be accompanied by a representative of Tenant) to examine the condition thereof, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Tenant Space to prospective purchasers or prospective tenants (but only to such prospective tenants during the last year of the Term of the Lease) or mortgage lenders (prospective or current), to determine whether Tenant is complying with all of its obligations under this Lease, to exercise any of Landlord’s rights or remedies hereunder and for any other purpose deemed reasonable by Landlord (and in any event, Tenant’s representative shall be allowed to accompany Landlord during any such access). In connection with Landlord’s rights hereunder, Landlord shall at all times have and retain a key with which to unlock the exterior access door(s) for the Building. Notwithstanding anything herein to the contrary, Landlord shall use reasonable efforts to minimize disruption of Tenant’s business or occupancy during such entries, and shall at all times abide by Tenant’s reasonable security procedures during such entries, provided Landlord has prior written notice of such security procedures.

18.17 Rights Reserved by Landlord. For the avoidance of doubt, but without negating any of the rights, duties and/or obligations expressly set forth herein, this Lease shall not be deemed to convey any ownership rights or mineral interest rights in the Property to Tenant.

18.17.1 No Signage Rights. Landlord and Tenant hereby agree that Landlord shall not have the right to place any signage on the Building or the Tenant Space during the Term of this Lease, unless specifically approved by Tenant, which approval may be withheld in Tenant’s sole and absolute discretion. Notwithstanding the foregoing, in the event that Tenant provides notice that Tenant is vacating the Tenant Space, then six (6) months prior to the date that Tenant is expected to vacate the Property, Landlord shall have the right to place a sign on the Building and/or the Tenant Space advertising the Tenant Space for lease.

18.18 Counterparts; Delivery by Facsimile or E-mail. This Lease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Lease. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered.

18.19 Confidentiality. Each party agrees that (i) the terms and provisions of this Lease are confidential and constitute proprietary information of the parties and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party, except that each party shall have the right to disclose such information for valid business, legal and accounting purposes and/or if advisable under any applicable securities laws regarding public disclosure of business information. The foregoing notwithstanding, each of Tenant and Landlord reserves the right to post a press release or press releases (in the form reasonably approved by the other), that discloses the fact that Landlord and Tenant have entered into a lease; provided that same does not disclose the location, economics or square footage related hereto. Any references in such press release or press releases, in excess of the fact that Landlord and Tenant have entered into a lease, require approval by Tenant, which Tenant may withhold in its sole and absolute discretion.

18.20 Incorporation of Schedules and Exhibits. All of the terms and conditions of all of the Schedules and Exhibits to this Lease are hereby incorporated into this Lease.

18.21 Financial Statements. Within thirty (30) days after Landlord’s written request therefor, such request to be made only in the event that any actual or prospective lender, mortgagee or purchaser of the Building has required same, Tenant must deliver to Landlord audited annual financial statements of Tenant for the two (2) fiscal years immediately preceding Landlord’s request, a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied (collectively, Tenant’s “Financial Statements”). If Tenant does not then have its Financial Statements audited, Tenant must forward unaudited Financial Statements certified by Tenant’s chief financial officer as true, complete and correct in all material respects. Tenant’s failure to timely comply with this Section 18.21 shall be an Event of Default hereunder. Landlord hereby agrees to maintain Tenant’s Financial Statements as proprietary and confidential and agrees not to disclose Tenant’s Financial Statements to any third party other than any actual or prospective lender, mortgagee, or purchaser of the Building, and Landlord’s attorneys, accountants and similar business advisors. Notwithstanding the foregoing, this Section 18.21 shall not apply to Tenant if, and so long as, the entity named as “Tenant” under this Lease is a publicly traded entity that is traded on a nationally recognized stock exchange. For the avoidance of doubt, in the event that the entity that is named as “Tenant” under this Lease is merely an affiliate or subsidiary of an entity that is publicly traded on a nationally recognized stock exchange (i.e., the entity that is named as “Tenant” under this Lease is not an entity that is (itself) actually publicly traded on a nationally recognized stock exchange), then Tenant’s obligation to provide its Financial Statements, in accordance with this Section 18.21, shall remain in effect—the publicly traded nature of its parent or affiliate notwithstanding. Notwithstanding anything to the contrary in this Section 18.21, so long as Equinix, LLC, a Delaware limited liability company, or a Permitted Assignees is the “Tenant” under this Lease, Landlord will accept an unaudited income statement and balance sheet in satisfaction of the Financial Statements required by this Section 18.21.

18.22 Drive Aisles. Notwithstanding anything to the contrary herein, Tenant and its employees, customers, service providers, and other invitees shall have the right (free of charge) to utilize the two drive aisles entering from Duane Avenue and Raymond Street (collectively, the “Drive Aisles”), as depicted on Exhibit “A”, attached hereto, in each case located to the east of the Tenant Space for pedestrian and vehicular access to the Tenant Space from the eastern boundary thereof.

18.23 Parking. At no charge to Tenant, Tenant shall be entitled to the non-exclusive use of the unreserved and unassigned parking area spaces equal to the number of Tenant’s Allocated Parking Stalls contained within the Project, described in Item 18 of the Basic Lease Information, for its use and the use of any Tenant Party, the location within the Project of which may be designated from time to time by Landlord. In addition to such unreserved and unassigned parking area spaces, Tenant shall be entitled to use the area (within which there are approximately seventy-five (75) parking spaces) labeled as “Exclusive Parking Area”, as set forth on Exhibit “A”, attached hereto, for Tenant’s exclusive use for parking or any other use connected with Tenant’s operations at the Tenant Space, as permitted by Applicable Laws. Landlord will not grant other occupants the right to use the Exclusive Parking Area and, if requested by Tenant, shall reasonably cooperate with Tenant to restrict third parties from using the Exclusive Parking Area. Tenant and Tenants Parties may park vehicles at the Project at any time (including overnight) which are no larger than full size passenger automobiles, pick-up trucks or commercial vans and vehicles used by Tenant in connection with its business activities at the Tenant Space and any oversized vehicles (i.e., larger than full size passenger automobiles, pickup trucks, or Tenant’s aforementioned commercial vans and vehicles) may be parked at the Project only on a temporary basis for pick-up and delivery purposes. Tenant shall not at any time park or permit the parking of Tenant’s vehicles or trucks, or the vehicles or trucks of any Tenant Party, in any portion of the Common Area not designated by Landlord for such use by Tenant; provided that (i) in no event shall Landlord restrict Tenant’s parking in the Controlled Parking Area (as defined below), and (ii) enough parking spaces in the Common Areas shall be designated by Landlord for such use by Tenant so Tenant retains the right to use the same number of parking spaces equal to Tenant’s Proportionate Share of all Common Area parking spaces, except to the extent restrictions in the parking areas are due to standard maintenance, prescriptive easements and/or Applicable Laws. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area, nor shall Tenant or any Tenant Party park or store, any vehicle on any portion of the Common Area, including designated parking areas, for any period longer than forty-eight (48) hours. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or any Tenant Party utilizing parking spaces in excess of the number of Tenant’s Allocated Parking Stalls (excluding the Exclusive Parking Area) or parked in unauthorized areas or in violation of this Section 18.23 to be towed away at Tenant’s cost.

18.24 Control of Common Area. Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close in a reasonable manner the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord in its reasonable judgment; (iii) change the shape, size, location, and extent of the Common Area: (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project; provided, however, that Landlord shall not name or rename the Project with the name of any business competitor of Tenant and provided that in exercising any of the foregoing rights, Landlord shall not interfere with Tenant’s business operations, Tenant’s possession and quiet enjoyment of the Tenant Space (including the roof thereof), and Tenant’s rights and privileges under this Lease. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant’s use of the Tenant Space or parking rights without first obtaining Tenant’s consent. Without limiting the foregoing, Landlord shall have no right to close off or restrict access or use of the Drive Aisles described in Section 18.22 above or the two rows of parking spaces located in the Common Areas directly in front of the front entrance of the Building (the “Controlled Parking Area”), as set forth on Exhibit “A”, attached hereto, in each case without first obtaining Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project, except to the extent restrictions to the Drive Aisles and Controlled Parking Area are due to standard maintenance, prescriptive easements and/or Applicable Laws. Tenant assumes all responsibility for the protection of Tenant and any Tenant Party from acts of third parties and Landlord shall have no responsibility for security at the Project provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project and provided further that Tenant may install, operate, maintain and repair such site security measures (including, without limitation, burglar bars, pickguards, door contacts, security tape, surveillance cameras and monitors, biometric readers, card readers, keyed locks and motion detectors) as Tenant deems reasonable and necessary to secure the Tenant Space.

18.25 Exterior Areas. Notwithstanding anything to the contrary herein, Tenant and its employees, customers, service providers, and other invitees shall have the right (free of charge) to utilize all areas within the Tenant Space, whether interior or exterior of the Building including, without limitation, the rooftop space.

18.26 Foreign Corrupt Practices Act. Landlord hereby acknowledges that it is fully aware of the provisions of the United States Foreign Corrupt Practices Act (the “FCPA”) prohibiting bribery and certain other foreign corrupt practices. Landlord, to its knowledge, certifies that Landlord and any Landlord Party are not conducting (and will not be conducting) activities in violation of the FCPA.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the respective dates set forth below to be effective as of the Effective Date.

LANDLORD:

DIGITAL 1350 DUANE, LLC,

a Delaware limited liability company

By:	Digital Realty Trust, L.P.,
its manager

	By:	Digital Realty Trust, Inc.,
its general partner

		By:	/s/ Mark H. Lutz
		Name:	Mark H. Luz
		Title:	Vice President Portfolio Management, West Region

Date: 3.27.2014

TENANT:

EQUINIX, LLC, a Delaware limited liability company

By:	/s/ Howard Horowitz
Name:	Howard Horowitz
Title:	SVP Global Real Estate

Date:	3/24/14

EXHIBIT “A”

DEPICTION OF PROJECT, BUILDING, EXCLUSIVE PARKING AREA AND NEIGHBORING DRIVE AISLES

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EXHIBIT “A-1”

DESCRIPTION OF THE PROJECT

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EXHIBIT “B”

TENANT’S INSURANCE REQUIREMENTS

Policies

A. Commercial general liability insurance (including contractual liability):	$5,000,000 single limit; $20,000,000 aggregate limit.*

B. “Special Peril Form” property insurance:	Full replacement value of Tenant’s Property, the Property and all equipment contained therein or thereon and/or used, or intended for use, in connection with the Building. Tenant’s “Special Peril Form” property insurance shall be endorsed or supplemented to provide such additional coverage as Landlord reasonably requires including the perils of earthquake and flood, but only so long as such additional coverage is either (a) customary for comparable buildings in the vicinity of the Building and available at commercially reasonable rates, or (b) similarly maintained by Landlord for comparable buildings in the vicinity of the Building and available at commercially reasonable rates, and such insurance shall contain reasonable deductibles which, in the case of earthquake and flood insurance, may be up to such amount as is then commercially reasonable and available at commercially reasonable rates (provided, however, that with respect to earthquake insurance, Tenant shall not be required to obtain a deductible of less than 5% of the replacement cost).

C. Workers’ compensation insurance:	In accordance with the laws of the state in which the Property is located, and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease—Each Person; and $1,000,000 Bodily Injury By Disease—Policy Limit.

D. Automobile liability insurance:	Primary auto liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant or any other member of the Tenant Group.

E. Business interruption insurance:	In such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against by the property insurance described above for a period of not less than twelve (12) months.**

*	some or all of which may be provided by umbrella coverage.
**	which may be included in Tenant’s “Special Peril Form” property insurance.

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Requirements:

All insurance required under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-VII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the state in which the Property is located. The commercial general liability policies and the special peril property insurance policies procured hereunder shall name Landlord and Landlord’s managing agent, and any Holders of any Security Documents designated by Landlord as additional insureds. Tenant’s “Special Peril Form” property insurance shall name Landlord as loss payee as it relates to Landlord’s interests in the Property. Landlord shall be entitled, upon request from time to time, to a copy of the then current entire policy related to any insurance policies required hereunder. Prior to occupying the Tenant Space and upon subsequent requests of Landlord, Tenant shall submit to Landlord evidence that Tenant has the insurance policies required hereunder in effect and, if requested by Landlord, shall provide Landlord with certificates of insurance evidencing such policies. All insurance policies procured hereunder shall contain a provision stating that the insurer shall endeavor to provide at least thirty (30) days written notice to Landlord and all others named as additional insureds prior to any cancellation of such policy. If Tenant does not deliver to Landlord a certificate or other proof of renewal or coverage from another insurance carrier at least fifteen (15) days after the expiration dates of each expiring policy, Landlord may obtain such insurance on behalf of Tenant, and Tenant shall, within ten (10) days after Landlord’s demand therefor, pay to Landlord an amount equal to the cost of such insurance policies plus an administrative surcharge of ten percent (10%).

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EXHIBIT “C”

INTENTIONALLY DELETED

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EXHIBIT “D”

CALIFORNIA STATE LAW PROVISIONS

1. REMEDIES FOR EVENTS OF DEFAULT.

1.1. Landlord’s Right to Terminate Upon Tenant Default. During the continuance of any Event of Default by Tenant as provided in Section 15.1 of the Lease, Landlord shall have the right to terminate this Lease and recover possession of the Tenant Space by giving written notice to Tenant of Landlord’s election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (e) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws. As used in clauses (a) and (b), above, “worth at the time of award” shall be computed by allowing interest at the then highest lawful contract rate of interest. As used in clause (c), above, “worth at the time of award” shall be computed by discounting such amount at the Discounting Rate (defined below). As used herein, the term “Discounting Rate” means the lesser of (i) the Prime Rate (defined below) plus one percent (1%), or (ii) the maximum rate permitted by Applicable Laws. “Prime Rate” shall mean and refer to the then-current “prime” interest rate published in the Money Rates section of the Wall Street Journal from time to time.

1.2. Landlord’s Right To Continue Lease Upon Tenant Default. During the continuance of any Event of Default of this Lease and abandonment of the Tenant Space by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 1.1, above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). To the fullest extent permitted by Applicable Law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Tenant Space, removing persons and property therefrom, securing new tenants, including expenses for refixturizing, alterations and other costs in connection with preparing the Tenant Space for the new tenant, and if Landlord shall maintain and operate the Tenant Space, the costs thereof) and receivers’ fees incurred in connection with the appointment of and performance by a receiver to protect the Tenant Space and Landlord’s interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue. No re-entry or taking of possession of the Tenant Space by Landlord pursuant to this Section 1.2 shall be construed as an election to terminate this Lease unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this Lease for any such continuing Event of Default by Tenant. Upon the occurrence and during the continuance of an Event of Default by Tenant under Section 15.1 of the Lease, if the Tenant Space or any portion thereof are sublet, Landlord, in addition and without prejudice to any other remedies herein provided or provided by Applicable Laws, may, at its option, collect directly from the sublessee all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord.

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1.3. Efforts to Relet. For the purposes of this Exhibit “D”, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Tenant Space (or any portion thereof), by its acts of maintenance or preservation with respect to the Tenant Space (or any portion thereof), or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

1.4. Waiver of Right of Redemption. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Tenant Space after any termination of this Lease. Notwithstanding any provision of this Lease to the contrary, the expiration or termination of this Lease and/or the termination of Tenant’s rights to possession of the Tenant Space shall not discharge, relieve or release Tenant or Landlord from any obligation or liability whatsoever under any indemnity provision of this Lease, including without limitation the provisions of Section 14.2.1 of this Lease, provided that such obligation or liability arises prior to the expiration or sooner termination of this Lease.

1.5. Cumulative Remedies; Equitable Relief. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, subject to Applicable Laws, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

1.6. Tenant’s Waiver. Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant’s agreement and continuing obligation to pay all Rent due throughout the Term. As a result, if Landlord elects, at Landlord’s sole option, to attempt to relet all or any part of the Tenant Space, Tenant agrees that Landlord has no obligation to: (i) relet the Tenant Space prior to leasing any other space within the Datacenter or Building; (ii) relet the Tenant Space (a) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (b) to any entity not satisfying Landlord’s then standard financial credit risk criteria or Datacenter criteria regarding security/interconnectivity; (c) for a use or upon terms not substantially consistent with the terms and requirements of this Lease; (iii) make any alterations to the Tenant Space, the Datacenter or the Building; and/or (iv) otherwise incur any costs in connection with any such reletting, unless Tenant unconditionally delivers to Landlord, in good and sufficient funds, the full amount thereof in advance.

1.7. Landlord’s Right to Cure. If Tenant should fail to make any payment (other than Base Rent) or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so, without thereby waiving such default and in addition to and without prejudice to any other right or remedy of Landlord, provided that (a) in the event of a monetary default, such failure has continued after written notice to Tenant for five (5) days; and (b) in the event of a non-monetary default, such failure has continued after written notice to Tenant for thirty (30) days (or such additional time as may be reasonably required for Tenant to effectuate such cure), then Landlord may make such payment and/or remedy such other default for the account of Tenant (and enter the Tenant Space for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay to Landlord as Additional Rent, within thirty (30) days following Landlord’s demand therefor, all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees) incurred by Landlord in taking such remedial action, plus an administrative fee of five percent (5%) of such amount.

1.8. Notices. Tenant hereby acknowledges and agrees that all of the notice periods provided in Section 15.1 of the Lease are in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et. seq., or any similar or successor law.

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2. STATUTORY WAIVERS.

2.1 Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of Law, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

2.2 Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

2.3 Landlord’s and Tenant’s waivers set forth in Section 9.1.4 of the Lease shall include, without limitation, (i) the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, as amended from time to time, and the provisions of any successor or other law of like import and (ii) the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure, as amended from time to time, and the provisions of any successor or other law of like import.

2.4 For the avoidance of doubt, the foregoing waivers shall not serve to waive Tenant’s rights expressly provided in the Lease.

3. NOTICE OF COMPLETION.

Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Property is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute.

4. NOTICES.

If the term “Tenant”, as used in this Lease, refers to more than one (1) person and/or entity, and notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant. Notwithstanding any provision of this Lease to the contrary, in the case where statutory law requires that any notice, notice to quit or pay rent, summons or complaint (or any other form of writing required in connection with the assertion of rights against Tenant, the enforcement of Tenant’s obligations under this Lease or the termination of Tenant’s rights hereunder) (collectively, “Statutory Written Notices or Complaints”) must be delivered or served in a particular form, delivered to or served on Tenant through delivery to or service on a particular representative of Tenant, delivered or served in a particular manner (or by a particular method), for purposes of determining compliance with such applicable statutory requirements, the time, manner or method of delivery of all such Statutory Written Notices or Complaints delivered to or served on all of the Tenant addressees for notices listed in Item 3 of the Basic Lease Information (other than the timing, manner and/or method of delivery of the Statutory Written Notice or Complaint to the first addressee listed in Item 3 of the Basic Lease Information) shall be disregarded, and if the timing, manner and, method of delivery and form of the Statutory Written Notice or Complaint delivered to the first addressee listed in Item 3 of the Basic Lease Information shall satisfy the applicable statutory requirements, then such statutory requirements shall be deemed satisfied with respect to the timing, manner, and method of delivery and form with respect to all Tenant addressees as of the date of delivery to such first addressee, but only so long as copies of such Statutory Written Notices or Complaints are also sent concurrently therewith to all those listed in Item 3 of the Basic Lease Information in the manner or method of delivery required in Section 18.6 of this Lease.

5. CIVIL CODE SECTION 1938 DISCLOSURE.

As of the Effective Date, the Tenant Space has not undergone inspection by a Certified Access Specialist (as defined in Section 55.52 of the California Civil Code).

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